As filed with the Securities and Exchange Commission on July 15, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	20-0068852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Brad S. Markoff, Esq.

M. Hill Jeffries, Esq.

Robert H. Bergdolt, Esq.

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

(404) 881-7000

Approximate date of commencement of proposed sale to public:    As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Shares To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.01 par value per share	600,000,000 shares	$10.00	$6,000,000,000	$485,400

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JULY 15, 2003

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

600,000,000 Shares of Common Stock

Wells Real Estate Investment Trust II, Inc. is a newly organized REIT that expects to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating office and industrial properties leased to creditworthy companies and governmental entities. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

We are offering and selling to the public up to 600,000,000 shares of common stock for $10 per share, including up to 60,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price of $10 per share.

See “ Risk Factors” beginning on page 16 to read about risks you should consider before buying shares of our common stock. These risks include the following:

• No public market currently exists for our shares of common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount.	• We have no operating history nor do we currently own any properties. We have not identified any properties to acquire with proceeds from this offering.

•      If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties and the value of your investment may vary more widely with the performance of specific properties.

•      Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and similar programs sponsored by our advisor.

• We will rely on Wells Capital, Inc., our advisor, to select properties and other investments and conduct our operations.

•      Our policies do not limit borrowings until they exceed 50% of our net assets, which debt levels could hinder our ability to pay dividends to our stockholders or could decrease the value of your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public*	Selling Commissions*	Dealer Manager Fee*	Proceeds, Before Expenses, to Us

Per Share	$10.00	$0.70	$0.25	$9.05

Total Minimum	$2,500,000.00	$175,000.00	$62,500.00	$2,262,500.00

Total Maximum	$6,000,000,000.00	$420,000,000.00	$150,000,000.00	$5,430,000,000.00

*	The selling commissions and, in some cases, the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

We expect that at least 85% of the gross offering proceeds raised will be available to us for investment in real estate.

The dealer manager of this offering, Wells Investment Securities, Inc., is our affiliate and will offer the shares on a best-efforts basis. The minimum permitted purchase is generally $1,000. We will not sell any shares unless we sell a minimum of 250,000 shares by                    , 2004 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, SouthTrust Bank, in trust for subscribers’ benefit, pending release to us. If we do not sell at least 250,000 shares by                    , 2004, we will return all funds in the escrow account (including interest), and we will stop selling shares.

WELLS INVESTMENT SECURITIES, INC.

                        , 2003

Experts	120

Where You Can Find More Information	120

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay dividends to investors of at least 90% of its taxable income; and

•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

Q:	What is Wells Real Estate Investment Trust II, Inc.?

A:	Wells Real Estate Investment Trust II, Inc. is a newly organized REIT that expects to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments. We were incorporated in the State of Maryland in July 2003.

Q:	What is your relationship to Wells Real Estate Investment Trust, Inc.?

A:	Wells Real Estate Investment Trust, Inc., which we refer to as Wells REIT I, is a separate REIT from us. However, we have a common advisor, Wells Capital, Inc., and other affiliates in common, including some directors and officers.

Q:	Who will choose your real estate investments?

A:	Wells Capital is our advisor and, as such, will manage our daily affairs and make recommendations on all property acquisitions to our board of directors. A committee comprised of all of our independent directors must approve all of our property acquisitions.

Q:	Who is Wells Capital?

A:	Wells Capital, as our advisor, will provide investment advisory and management, marketing, sales and client services on our behalf. Wells Capital was incorporated in the State of Georgia in 1984. As of December 31, 2002, Wells Capital had sponsored or advised public real estate programs that had raised in excess of $2.5 billion from approximately 85,900 investors and that owned and operated more than 11 million square feet of commercial real estate properties.

Q:	How will Wells Capital select potential properties for acquisition?

A:	Wells Capital will generally seek to acquire high quality office and industrial buildings located in densely populated metropolitan markets on an economically net basis leased to creditworthy companies and governmental entities. Current tenants of public real estate programs sponsored or advised by Wells Capital include The Coca-Cola Company, State Street Bank, AT&T, Siemens Automotive, PricewaterhouseCoopers, Novartis and SYSCO Corporation.

To find properties that best meet our selection criteria for investment, Wells Capital’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to ensure each property meets our quality specifications.

Q.	How many real estate properties do you currently own?

A.	We currently do not own any properties. We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Q:	Will you acquire properties in joint ventures?

A:	Probably. We may acquire some of our properties in joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group.

Q:	What steps will you take to make sure you purchase environmentally compliant properties?

A:	We will obtain a Phase I environmental assessment of each property purchased. In addition, we generally expect to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:	What will be the terms of your leases?

A:	We will seek to secure leases with creditworthy tenants prior to or at the time of the acquisition of a property. We expect that our leases generally will be economically net leases, which means that the tenant would be responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In most of these leases, we will probably be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We expect that our leases generally will have terms of five or more years, some of which may have renewal options.

Q:	How will Wells REIT II own its real estate properties?

A:	As an “UPREIT”, we will own substantially all of our real estate properties through Wells Operating Partnership II, L.P., which we refer to as Wells OP II. We organized Wells OP II to own, operate and manage real properties on our behalf. Wells REIT II is the sole general partner of Wells OP II.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment upon the exchange. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	If I buy shares, will I receive dividends and how often?

A:	To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)). We intend to declare and pay dividends quarterly. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level.

Q:	How will you calculate the payment of dividends to stockholders?

A:	We expect to calculate our quarterly dividends on a daily basis to stockholders of record so your dividend benefits will begin to accrue immediately upon becoming a stockholder.

Q:	May I reinvest my dividends in shares of Wells REIT II?

A:	Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement, which is attached as Exhibit A, or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will be the same as the offering purchase price for the shares to which the dividends relate.

Q:	Will the dividends I receive be taxable as ordinary income?

A:	Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or Wells REIT II is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering?

A:	We intend to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating office and industrial properties leased to creditworthy companies and governmental entities. We intend to invest a minimum of 85% of the gross proceeds from this offering to acquire real estate properties, and we will use the remaining proceeds to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment.

Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

Q:	What kind of offering is this?

A:	We are offering the public up to 600,000,000 shares of common stock on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

Q:	How long will this offering last?

A:	The offering will not last beyond , 2005.

Q:	Who can buy shares?

A:	You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards and Minimum Purchase Requirements” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota, Nebraska and Washington, investors who have purchased units from an affiliated Wells public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the “Suitability Standards and Minimum Purchase Requirements” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Exhibit A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	What happens if you don’t sell at least 250,000 shares?

A:	If the minimum of 250,000 shares, or $2.5 million, is not reached before , 2004, we will terminate the offering and stop selling shares. In such event, within ten days after termination of the offering, the escrow agent will return your funds, including interest.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause the buyer to own more than 9.8% of our outstanding stock. See “Description of Shares – Restriction on Ownership of Shares.”

In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. See the “Description of Shares – Share Redemption Program” section of the prospectus.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

Q:	When will the company seek to list its shares of common stock?

A:	We will seek to list our shares of common stock when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2017, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Q:	What is the experience of your officers and directors?

A:	Our management team has extensive experience investing in and managing commercial real estate. Below is a short description of the background of each of our officers. See the “Management – Executive Officers and Directors” section of this prospectus for a more detailed description of the background and experience of each of our officers and directors.

•	Leo F. Wells, III – President of Wells REIT II and founder of Wells Real Estate Funds. Mr. Wells has been involved in real estate sales, management and brokerage services for over 30 years.

•	Douglas P. Williams – Executive Vice President, Secretary and Treasurer of Wells REIT II and former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services.

•	Randall D. Fretz – Senior Vice President of Wells REIT II and former President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment with us, including:

•	Four detailed quarterly dividend reports;

•	An annual report;

•	An annual IRS Form 1099-DIV, if required;

•	An investor newsletter;

•	Supplements to the prospectus; and

•	Three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	Facsimile;

•	Electronic delivery; and

•	Posting on our website, which is www.wellsref.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information will mailed by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Client Services Department

Wells Real Estate Funds, Inc.

Suite 250

6200 The Corners Parkway

Norcross, Georgia 30092

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: client.services@wellsref.com

www.wellsref.com

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it is not complete and does not contain all of the information that is important to your decision whether to invest in us. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Wells Real Estate Investment Trust II, Inc.

Wells Real Estate Investment Trust II, Inc. is a newly organized REIT that expects to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating office and industrial properties leased to creditworthy companies and governmental entities. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Our office is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). Our fax number is (770) 243-8198, and the e-mail address of our investor relations department is client.services@wellsref.com.

We also maintain an Internet site at www.wellsref.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Advisor

Our advisor is Wells Capital, which will be responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.

Our Management

Prior to commencement of this offering, we expect to have nine members on our board of directors. Seven of our directors will be independent of Wells Capital. Our charter creates a committee of our board comprised solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of Wells Capital. The conflicts committee must also approve each real property acquisition proposed by Wells Capital, as well as certain other matters set forth in our charter. Our directors are elected annually by the stockholders.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their annual taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

Following are the most significant risks relating to your investment:

•	No public market currently exists for our shares of common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We have no operating history nor do we currently own any properties. We have not identified any properties to acquire with proceeds from this offering.

•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties and the value of your investment may vary more widely with the performance of specific properties.

•	We will rely on Wells Capital, our advisor, to select properties and other investments and conduct our operations.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs.

•	Our policies do not limit borrowings until they exceed 50% of our net assets, which debt levels could hinder our ability to pay dividends to our stockholders or could decrease the value of your investment.

Before you invest in us, you should see the complete discussion of the “Risk Factors” beginning on page 16 of this prospectus.

Description of Real Estate Investments

We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.

Estimated Use of Proceeds of Offering

We anticipate that we will invest at least 85% of the gross proceeds of this offering in real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

Investment Objectives

Our investment objectives are:

•	to provide current income for you through the payment of cash dividends;

•	to preserve and return your capital contributions; and

•	to realize growth in the value of the properties we acquire upon our ultimate sale of such properties.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our policies and charter-imposed investment restrictions.

Conflicts of Interest

Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Wells Capital must determine which investment opportunities to recommend to us or another Wells program or joint venture;

•	Wells Capital may structure the terms of joint ventures between us and other Wells-sponsored programs;

•	Wells Capital and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

•	Wells Capital and its affiliates will also receive fees in connection with our public offerings of equity securities.

Our officers and two of our directors will also face these conflicts because of their affiliation with Wells Capital. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

The following chart shows the ownership structure of the various Wells entities that are affiliated with Wells Capital.

Prior Offering Summary

As of December 31, 2002, Wells Capital and its affiliates had sponsored 14 publicly offered real estate limited partnerships and Wells REIT I on an unspecified property or “blind pool” basis. As of December 31, 2002, they have raised in excess of $2.5 billion from approximately 85,900 investors in these 15 public real estate programs. The “Prior Performance Summary” of this prospectus contains a discussion of the Wells programs sponsored to date. We also provide certain statistical data relating to the Wells programs with investment objectives similar to ours in the “Prior Performance Tables” included at the end of this prospectus.

The Offering

We are offering up to 600,000,000 shares of our common stock, including shares offered pursuant to our dividend reinvestment plan, at $10 per share. We will, however, waive the 7% selling commission, and in some circumstances the dealer manager fee, for certain categories of purchasers. See “Plan of Distribution.” We will offer shares of our common stock until the earlier of             , 2005 or the date we sell all $6.0 billion worth of shares in this offering. We may terminate this offering at any time prior to such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually. We will not sell any shares unless we sell a minimum of 250,000 shares by         , 2004 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, SouthTrust Bank, in trust for subscribers’ benefit, pending release to us. If we do not sell 250,000 shares by                     , 2004, we will terminate this offering and return all subscribers’ funds, plus interest. Funds in escrow will be invested in short-term investments that mature on or before                     , 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Compensation to Wells Capital

Wells Capital and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

Type of Compensation	Form of Compensation	Estimated Amount for Maximum Offering (600,000,000 shares)

Offering Stage

Selling Commissions	7.0% of gross offering proceeds	$420,000,000

Dealer Manager Fee	2.5% of gross offering proceeds	$150,000,000

Organization and Offering Expenses	Up to 2.0% of gross offering proceeds	$60,000,000 (estimated)

Acquisition and Development Stage

Acquisition and Advisory Fees	3.0% of gross offering proceeds	$180,000,000

Acquisition Expenses	0.5% of gross offering proceeds	$30,000,000

Operational Stage

Asset and Property Management and Leasing Fees	0.5% of fair market value of all properties owned by us	N/A

Initial Lease-Up Fee for Newly Constructed Property	Competitive fee for geographic location of property based on a survey of brokers and agents (customarily equal to the first month’s rent)	N/A

Real Estate Commissions	3.0% of contract price for properties sold after investors receive a return of capital plus an 8.0% return on capital	N/A

Operating Expenses	Reimbursement of actual expenses paid by the Advisor and its affiliates for administrative services	N/A

Subordinated Participation In Net Sale Proceeds (payable only if we are not listed on an exchange)	10.0% of remaining amounts of net sale proceeds after return of capital plus payment to investors of an 8.0% cumulative non-compounded return on the capital contributed by investors	N/A

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)	10.0% of the amount by which our adjusted market value exceeds the aggregate capital contributions contributed by investors	N/A

There are many additional conditions and restrictions on the amount of compensation Wells Capital and its affiliates may receive.

Dividend Policy

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. We expect to calculate our quarterly dividends based upon daily record and dividend declaration dates so investors will be entitled to dividends immediately upon purchasing our shares.

Listing

We will seek to list our shares of common stock when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2017, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in additional shares of our common stock. If you participate, you will not receive the cash from your dividends. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash dividends to pay such liability. We may terminate the dividend reinvestment plan at our discretion at any time upon 10 days notice to you.

Share Redemption Program

We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares at a discount from the price at which we are selling our shares in this offering. Upon the death of a stockholder, however, the one-year holding period is inapplicable and the estate may redeem the shares at their purchase price in this offering. Our board of directors reserves the right to amend or terminate the share redemption program at any time.

Wells Operating Partnership II, L.P.

We expect to own substantially all of our real estate properties through Wells OP II, our operating partnership. We are the sole general partner of Wells OP II. Wells Capital has irrevocably agreed to purchase $200,000 of limited partner units in Wells OP II prior to commencement of this offering. This structure will allow sellers of properties to transfer their properties to Wells OP II in exchange for limited partnership interests of Wells OP II and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of Wells OP II. The holders of units in Wells OP II may have their units redeemed for cash or, at our option, shares of our common stock.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Description of Shares

General

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange or the Nasdaq Stock Market, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which we will provide to any registered holder upon request.

Stockholder Voting Rights and Limitations

We intend to hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% of our outstanding shares. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to transfer your shares to prospective stockholders unless they meet suitability standards regarding income or net worth.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment In Us

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for the shares. You may not sell your shares unless the buyer meets applicable suitability standards. Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees, which may inhibit your ability to sell your shares. Moreover, you may not be able to sell your shares to us under our discretionary share redemption program because we may amend, suspend or terminate our share redemption program at any time and because of the restrictions we have imposed under the program. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment.

If we, through Wells Capital, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay dividends.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Wells Capital, our advisor, in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Wells Capital and the oversight of our board of directors. We cannot be sure that Wells Capital will be successful in obtaining suitable investments on financially attractive terms or that, if Wells Capital makes investments on our behalf, our objectives will be achieved. If we, through Wells Capital, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay dividends to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, our ability to pay dividends to our stockholders would be adversely affected.

This is a blind pool offering; so you will not have the opportunity to evaluate our investments before we make them.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of commercial properties. We have established policies relating to the creditworthiness of tenants, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants, managers or borrowers.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount of $2.5 million, we will most likely make our investments through one or more joint ventures and may only be able to make one investment. If we only are able to make one investment, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by our advisor may not be an indication of our future results.

We have no operating history and you should not rely upon the past performance of other real estate investment programs sponsored by our advisor or its affiliates to predict our future results. We were incorporated in July 2003, and as of the date of this prospectus we have not made any investments in real estate or otherwise.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the contributions of Leo F. Wells, III, Douglas P. Williams and Randall D. Fretz, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Wells, Williams or Fretz, and we cannot guarantee that such persons will remain affiliated with us. Although Messrs. Wells, Williams and Fretz have entered into employment agreements with Wells Capital, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with Wells Capital or us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. We do not intend to separately maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We cannot assure you that we will be successful in attracting and retaining such relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and our advisor are limited.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter limits the liability of our directors and officers to us or our stockholders for monetary damages to the maximum extent permitted under Maryland law. In addition, subject to some limitations, our charter and the Wells OP II partnership agreement require that the corporation and Wells OP II indemnify our directors and officers and, when acting as our agents, the advisor and its affiliates to the maximum extent permitted under Maryland law. Our charter permits our board to indemnify our employees and other agents as well. As a result, we and our stockholders may have more limited rights against our directors or officers or our employees, advisor or other agents than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our advisor and directors, officers, employees and agents in some cases.

Risks Related to Conflicts of Interest

Wells Capital will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

We rely on our advisor to identify suitable investment opportunities. Other Wells-sponsored programs, especially those that are currently raising offering proceeds, such as Wells Fund XIV and Wells REIT I, also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If Wells Capital directs an investment opportunity to a Wells-sponsored program, it will offer the investment opportunity to the program for which the opportunity, in the discretion of Wells Capital, is most suitable. As a result, Wells Capital could direct attractive investment opportunities to other entities or even purchase them for its own account. Our charter disclaims any interest in an investment opportunity known to Wells Capital that Wells Capital has not recommended to us.

Wells Capital will face conflicts of interest relating to joint ventures that we may form with affiliates of Wells Capital, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We are likely to enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. Wells Capital may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Wells Capital, its affiliates and our officers will face competing demands relating to their time, and this may cause our operations to suffer.

We rely on Wells Capital and its affiliates for the day-to-day operation of our business. As a result of their interests in other Wells programs and the fact that they also engage in other business activities, Wells Capital and its affiliates, including our officers, will have conflicts of interest in allocating their time between us and other Wells programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers and some of our directors face conflicts of interest related to the positions they hold with Wells Capital and its affiliates, which could diminish the value of the services they provide to us.

Our executive officers and some of our directors are also officers and directors of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders.

Wells Capital and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Wells-sponsored programs which could result in actions that are not in the long-term best interests of our stockholders.

Wells Capital and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the Advisory Agreement, the Asset and Property Management Agreement, and the Dealer Manager Agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to underwriting fees and entitle Wells Capital to increased advisory fees;

•	property sales, which entitle Wells Capital to real estate commissions and possible success-based sale fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle Wells Capital to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we seek to list our common stock on a national securities exchange or the Nasdaq National Market, which listing could entitle Wells Capital to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which the shares trade; and

•	whether and when we seek to sell the company or its assets, which sale could entitle Wells Capital to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

The advisory and acquisition fees paid to Wells Capital and the management and leasing fees paid to its affiliate, Wells Management Company, are paid irrespective of the quality of their acquisition or property-management services. Moreover, Wells Capital has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions.

Our operating performance could suffer if Wells Capital incurs losses as a result of being the general partner of other entities.

As a general partner to many Well-sponsored programs, Wells Capital may have contingent liability for the obligations of such partnerships that, if such obligations were enforced against them, could result in a substantial reduction of its net worth. If such liabilities affected the level of services that Wells Capital could provide, our operations and financial performance could suffer as well.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Alston & Bird LLP is counsel both to us and to Wells Capital and its affiliates, including Wells Investment Securities, Wells Management Company and Wells Development Corporation. There is a possibility that in the future the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of Wells Capital and its affiliates, our counsel’s loyalties to Wells Capital and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue. A committee of our independent directors is authorized to engage separate counsel for advice when considering matters where the interests of Wells Capital and its affiliates could conflict with our interests.

Risks Related to our Business in General

A limit on the number of shares a person may own may discourage a takeover.

Our articles of incorporation, with certain exceptions, authorize our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our articles of incorporation permit our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Because Maryland law permits our board to adopt certain anti-takeover measures without stockholder approval, investors may be less likely to receive a “control premium” for their shares.

In 1999, the State of Maryland enacted legislation that enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, the legislation permits our board, without stockholder approval, to amend our charter, to:

•	stagger our board of directors into three classes;

•	require a two-thirds vote for removal of directors;

•	provide that only remaining directors may fill a vacancy on the board;

•	provide that only the board can fix the size of the board;

•	provide that all vacancies on the board, however created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•	require that special stockholder meetings may only be called by holders of a majority of the voting shares entitled to be cast at the meeting.

The adoption of any of these provisions may discourage a hostile takeover, which may prevent stockholders from receiving a “control premium” for their shares.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our articles of incorporation, our stockholders have a right to vote only on limited matters.

You are limited in your ability to sell your shares pursuant to the share redemption program.

Generally, you must have held your shares for at least one year in order to participate in our share redemption program. The program is not available to those who purchase their shares from another stockholder. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. We cannot guarantee that the funds set aside for our share redemption program will be sufficient to accommodate all requests made in any year. The board of directors, in its sole discretion, may choose to terminate or amend the share redemption program at any time.

We established the offering price on an arbitrary basis; as a result, your subscription price for shares is not related to any independent valuation.

Our board of directors has arbitrarily determined the selling price of the shares, and such price bears no relationship to our book or asset values or to any other established criteria for valuing issued or outstanding shares.

Because the dealer manager is one of our affiliates, investors will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings.

The dealer manager, Wells Investment Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in us will be diluted if we issue additional shares.

Potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our amended and restated charter will authorize the issuance of 1,000,000,000 shares of capital stock, of which 900,000,000 shares will be designated as common stock and 100,000,000 will be designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock, without stockholder approval. After your purchase in this offering, we may, in the sole discretion of our board, (1) sell additional shares in this or future offerings, (2) sell securities that are convertible into shares of our common stock, (3) issue equity interests in a private offering of securities, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors or employees of Wells Capital or its affiliates, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Wells OP II. To the extent we issue additional equity interests after your purchase in this offering, your equity interest in us will be diluted.

Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution.

Wells Capital and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders.

There can be no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be made principally from cash available from our operations. With no prior operations, there is no basis for anyone to predict the amount of distributions you may receive. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time.

Adverse economic conditions will negatively affect our returns and profitability.

Recent geopolitical events have exacerbated the general economic slowdown that has affected the nation as a whole and the local economies where our properties may be located. The length and severity of any economic downturn cannot be predicted. In addition, our operating results may be affected by the following market and economic challenges:

•	Poor economic times may result in defaults by tenants of our properties.

•	Job transfers and layoffs may cause vacancies to increase.

•	Increasing concessions or reduced rental rates may be required to maintain occupancy levels.

•	Increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the gross proceeds of the offering will be used to buy real estate and to pay various fees and expenses. Accordingly, we may have to obtain financing from either affiliated or unaffiliated sources to fund our other cash requirements. We have not identified any sources for such funding, and we cannot assure you that, if we develop a need for additional capital in the future for the improvement of our properties or for any other reason, sources of funding will be available to us on favorable terms or at all.

General Risks Related To Investments In Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We depend on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The success of our investments materially depends on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to our stockholders may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our stockholders.

The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Wells Capital will attempt to obtain adequate insurance on all of our properties to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash dividends to be distributed to stockholders.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Delays in acquisitions of properties may have adverse effects on your investment.

There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash dividends attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash dividends attributable to such property.

Uncertain market conditions relating to the future disposition of properties could adversely affect the return on your investment.

We intend to hold the various real properties in which we invest until such time as Wells Capital determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Wells Capital, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.

If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

The success of our joint venture activity depends upon our ability to work effectively with financially sound partners.

We are likely to enter into joint ventures with other Wells programs as well as third parties for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our cash dividends to stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash dividends to our stockholders.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We may, in some instances, acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90.0% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We may incur mortgage debt on a particular real property, especially if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from raising capital by issuing more stock or prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Wells Capital as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our stockholders.

We expect that in the future we will incur indebtedness that bears interest at variable rates. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Section 1031 Exchange Program Risks

We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program.

Wells Development Corporation, an affiliate of Wells Capital, our advisor, is forming a series of single member limited liability companies (each of which is referred to in this prospectus as Wells Exchange) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest proceeds from a sale of real estate to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (Section 1031 Exchange Program). There will be significant tax and securities disclosure risks associated with the private placement offerings of co-tenancy interests by Wells Exchange to 1031 Participants. For example, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange under Section 1031 of the Internal Revenue Code, even though it is anticipated that this tax risk will be fully disclosed to investors, purchasers of co-tenancy interests may file a lawsuit against Wells Exchange and its sponsors. We may be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock.

We will be subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment.

At the closing of each property Wells Exchange acquires pursuant to the Section 1031 Exchange Program, we anticipate that Wells OP II will enter into a contractual arrangement providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property by the completion of its private placement offering, Wells OP II will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold. Accordingly, in the event that Wells Exchange is unable to sell all co-tenancy interests in one or more of its properties, Wells OP II will be required to purchase the unsold co-tenancy interests in such property or properties and, thus, will be subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties.

Ownership of co-tenancy interests involves risks not otherwise present with an investment in real estate such as the following:

•	the risk that a co-tenant may at any time have economic or business interests or goals that are inconsistent with our business interests or goals;

•	the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Actions by a co-tenant may subject the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

In the event that our interests become adverse to those of the other co-tenants, we will not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

We might want to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future.

Institutional lenders may view our obligations under agreements to acquire unsold co-tenancy interests in properties as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Further, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Alston & Bird LLP, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Alston & Bird LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Alston & Bird LLP’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Certain fees paid to Wells OP II may affect our REIT status.

In connection with any Section 1031 Exchange Transactions, Wells OP II would enter into a number of contractual arrangements with Wells Exchange that will, in effect, guarantee the sale of the co-tenancy interests being offered by Wells Exchange. In consideration for entering into these agreements, Wells OP II will be paid fees which could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. Our failure to qualify as a REIT would adversely affect your return on your investment.

Recharacterization of the Section 1031 Exchange Transactions may result in taxation of income from a prohibited transaction, which would diminish our cash distributions to our stockholders.

In the event that the Internal Revenue Service were to recharacterize the Section 1031 Exchange Transactions such that Wells OP II, rather than Wells Exchange, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by Wells Exchange in connection with the Section 1031 Exchange Transactions, such characterization could result in the fees paid to Wells OP II by Wells Exchange as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 Exchange Transactions would be subject to a 100.0% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

If Wells OP II fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce cash available for distribution to our stockholders.

We intend to maintain the status of Wells OP II as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which Wells OP II owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100.0% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our stockholders.

Legislative or regulatory action tax changes could adversely affect investors.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect the taxation of us or you as a stockholder, and, therefore could have an adverse effect on an investment in our common stock or on the market value or the resale potential of our properties. On May 23, 2003, Congress passed the Jobs and Growth Tax Relief Reconciliation Act of 2003, which decreases the tax rate on most dividends paid by corporations to individual investors to a maximum of 15% from current rates, and such rates are retroactive to the beginning of January 2003. REIT dividends, with limited exceptions, will not benefit from the rate reduction, because a REIT’s income generally is not subject to corporate level tax. As such, this legislation could cause shares in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of the Jobs and Growth Tax Relief Reconciliation Act of 2003 and

any other relevant legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.

Retirement Plan Risks

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in shares.

If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUITABILITY STANDARDS AND MINIMUM PURCHASE REQUIREMENTS

Suitability Standards

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There is no public market for the shares, which means that you will have difficulty selling your shares. You should not buy these shares if you need to sell them in the short term. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $150,000; or

•	gross annual income of at least $45,000 and a net worth of at least $45,000.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Iowa, Massachusetts, Michigan, Missouri and Tennessee—Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Maine—Investors must have either (1) a net worth of at least $200,000, or (2) gross annual income of at least $50,000 and a net worth of at least $50,000.

Iowa, Missouri, Ohio and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in us.

Because the minimum offering of our common stock is less than $600,000,000, Pennsylvania investors are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the Subscription Agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years.

Minimum Purchase Requirements

The minimum purchase is 100 shares ($1,000), except in certain states as described below. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

Except in the states of Maine, Minnesota, Nebraska and Washington, if you have purchased units or shares in other Wells-sponsored public programs, you may purchase less than the minimum number of shares set forth above, but in no event less than 2.5 shares ($25). If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) additional purchases made by residents of Maine, Minnesota, Nebraska and Washington who must still meet the applicable minimum purchase requirement set forth above, and (2) additional purchases of shares pursuant to our dividend reinvestment plan or reinvestment plans of other Wells-sponsored public real estate programs.

You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell 300,000,000 shares and the maximum of 600,000,000 shares, respectively, of common stock for $10 per share. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 85% of the money you invest will be used generally to buy real estate, while the remainder will be used to pay expenses and fees, including the payment of fees to Wells Capital, our advisor, and Wells Investment Securities, our Dealer Manager.

	300,000,000 Shares		600,000,000 Shares
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$3,000,000,000	100.0%	$6,000,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(1)	$285,000,000	9.5%	$570,000,000	9.5%
Organization and Offering Expenses(2)	$60,000,000	2.0%	$60,000,000	1.0%

Amount Available for Investment(3)	$2,655,000,000	88.5%	$5,370,000,000	89.5%

Acquisition and Development:
Acquisition and Advisory Fees (4)	$90,000,000	3.0%	$180,000,000	3.0%
Acquisition Expenses (5)	$15,000,000	0.5%	$30,000,000	0.5%
Initial Working Capital Reserve (6)	(8)	—	(8)	—

Amount Invested in Properties (3)(7)	$2,550,000,000	85.0%	$5,160,000,000	86.0%

(Footnotes to “Estimated Use of Proceeds”)

1.	Includes selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of our advisor. The Dealer Manager will reallow selling commissions of 7.0% of gross offering proceeds to other broker-dealers participating in this offering (Participating Dealers) attributable to the amount of shares sold by them. In addition, the Dealer Manager may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such Participating Dealers as marketing fees, to reimburse representatives of such Participating Dealers the costs and expenses of attending our educational conferences and seminars or to defray other distribution-related expenses. The selling commissions and, in some cases, the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.” The reduced commissions will lower the price paid for the shares and will, therefore, not affect the amount of proceeds available to us for investment in properties.

2.	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Wells Capital, our advisor, for all marketing related costs and expenses, including, but not limited to, salaries and direct expenses of our advisor’s employees while engaged in registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the offering, costs and expenses of conducting our educational conferences and seminars, payment or reimbursement of bona fide due diligence expenses, and costs and expenses we incur for attending retail seminars conducted by broker-dealers. Wells Capital and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2.0% of aggregate gross offering proceeds from all of our offerings without recourse against or reimbursement by us. Notwithstanding the above, in no event shall organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, exceed 15% of gross offering proceeds.

3.	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

4.	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay Wells Capital, as our advisor, acquisition and advisory fees up to a maximum amount of 3.0% of gross offering proceeds in connection with the acquisition of the real estate properties. Acquisition and advisory fees do not include acquisition expenses.

5.	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. We intend to pay Wells Capital, our advisor, acquisition expenses up to a maximum of 0.5% of gross offering proceeds as reimbursement for the payment of such expenses.

6.	Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by us from any sale or exchange of properties.

7.	Includes amounts anticipated to be invested in properties net of fees and expenses. We estimate that at least 85% of the proceeds received from the sale of shares will be used to acquire properties.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, Wells Capital and various affiliates, many of the responsibilities of the board have been delegated to a committee comprised of all of our independent directors. See “Conflicts of Interest.”

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. Our charter provides that a majority of the directors must be independent directors prior to commencement of this offering. We expect to appoint seven independent directors to our board prior to commencement of this offering, which will give us a total of nine directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Wells Capital or its affiliates and has not otherwise been associated with such entities for the previous two years. Serving as a director of, or having an ownership interest in, another Wells-sponsored program will not, by itself, preclude independent-director status.

Each director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors will meet quarterly or more frequently if necessary in order to discharge their duties as directors. We do not expect that our directors will be required to devote a substantial portion of their time in discharging such duties. Consequently, in the exercise of their duties, our directors will be relying heavily on Wells Capital. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to a committee. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

The audit committee of the board of directors will consist of three independent directors. The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

Compensation Committee

The compensation committee of the board of directors will consist of all seven independent directors. The primary function of the compensation committee will be to approve the compensation of our officers, to administer the granting of stock options to selected employees of Wells Capital and Wells Management based upon recommendations from Wells Capital, and to set the terms and conditions of such options in accordance with the Stock Option Plan.

Advisory Committees

The board of directors may establish various advisory committees on which certain members of the board would sit to assist Wells Capital and its affiliates in the following areas which have a direct impact on our operations:

•	Asset management;

•	Finance and planning; and

•	Shareholder relations, communications and development.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors comprised of all of our independent directors. (Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a director from serving on the conflicts committee.) The conflicts committee, which is authorized to retain its own legal and financial advisors, is empowered to act on any matter permitted under Maryland law provided that it first determines that the matter at issue is such that the exercise of independent judgment by Wells Capital affiliates could reasonably be compromised. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee.

To address conflicts in transactions involving us and another Wells-sponsored program, our charter also creates a subcommittee of the conflicts committee comprised of all directors on the conflicts committee that are unaffiliated with another Wells-sponsored program, e.g., Wells REIT I. The conflicts subcommittee is empowered to act on any matter permitted by Maryland law provided its minutes reflect that it first determined that the matter at issue was such that the exercise of independent judgment by both the affiliates of Wells Capital and the affiliates of another Wells-sponsored program could reasonably be compromised. (See “Conflicts of Interest – Certain Conflict Resolution Procedures.”)

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Positions	Age

Leo F. Wells, III	President and Director	59

Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director	52

Randall D. Fretz	Vice President	50

Leo F. Wells, III is our President and a director. He is also the President and a director of Wells REIT I and is the President, Treasurer and sole director of Wells Capital, our advisor. He is also the sole stockholder and sole director of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the President, Treasurer and sole director of:

•	Wells Management Company, Inc., our Property Manager;

•	Wells Investment Securities, Inc., our Dealer Manager;

•	Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and

•	Wells Development Corporation, a company he organized in 1997 to develop real properties.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business

Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning and a registered NASD principal.

Mr. Wells has over 30 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of Wells REIT I, he is currently a co-general partner in a total of 27 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of December 31, 2002, these 27 real estate limited partnerships represented investments totaling approximately $347,000,000 from approximately 28,300 investors.

On June 6, 2003, the enforcement division of the NASD informed Wells Investment Securities and Mr. Wells that the NASD has made a determination to institute disciplinary proceedings against both Wells Investment Securities and Mr. Wells for alleged violations of various NASD Conduct Rules entirely related to providing non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002. See “Affiliated Companies—Dealer Manager” below.

Douglas P. Williams is our Executive Vice President, Secretary and Treasurer and is a director. He is also Executive Vice President, Secretary and Treasurer and a director of Wells REIT I, a Senior Vice President of Wells Capital, our advisor, and is also a Vice President of:

•	Wells Investment Securities, Inc., our Dealer Manager;

•	Wells Real Estate Funds, Inc.; and

•	Wells Advisors, Inc.

Mr. Williams previously served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with the NASD as a financial and operations principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

Randall D. Fretz is our Vice President and is a Senior Vice President of Wells Capital. He is also the Chief of Staff and a Vice President of Wells Real Estate Funds, Inc. and a Vice President of Wells REIT I. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned an MBA from the Ivey School of Business in London, Ontario.

Compensation of Directors

We intend to pay each of our independent directors $3,000 per regularly scheduled quarterly board meeting attended, $1,000 per regularly scheduled advisory committee meeting attended and $250 per special board meeting attended whether held in person or by telephone conference. In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is one of our officers, we will not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

Our sole stockholder intends to approve the Independent Director Stock Option Plan prior to commencement of this offering. We expect to issue non-qualified stock options to purchase 2,500 shares, which we refer to as Initial Options, to each independent director pursuant to this Plan. In addition, we expect to issue options to purchase 1,000 shares, which we refer to as Subsequent Options, to each independent director then in office on the date of each annual stockholders’ meeting. We refer to the Initial Options and the Subsequent Options collectively referred as the Director Options. We may not grant Director Options at any time when the grant, along with grants to other independent directors, would exceed 10% of our issued and outstanding shares.

The exercise price for the Initial Options will be $12.00 per share. The exercise price for the Subsequent Options will be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

•	the average closing price for the five consecutive trading days ending on such date if the shares are traded on a national securities exchange or the Nasdaq Stock Market;

•	the average of the high bid and low asked prices if the shares are quoted in the over-the-counter-market;

•	the average sale price of the last 10 sales made by us pursuant to a public offering if there is a current public offering and no market for the shares;

•	the average purchase price of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program if there is no current public offering; or

•	the price per share under our dividend reinvestment plan if there are no purchases under the share redemption program.

We have authorized and reserved a total of 100,000 shares for issuance under the Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, we will make an appropriate adjustment in the number and kind of shares that may be issued pursuant to exercise of the Director Options. We will also make a corresponding adjustment to the exercise price of the Director Options granted prior to any change. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director Options not exercised but will change only the exercise price for each share. To date, we have not issued any Director Options under this Plan.

Director Options shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member of the board of directors, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability. Director Options may be exercised by payment of cash or through the delivery of common stock. Director Options are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No Director Option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

The term of the Plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Plan will terminate, and any outstanding Director Options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

•	for the assumption by the successor corporation of the Director Options granted or the replacement of the Director Options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	for the continuance of the Plan and the Director Options by such successor corporation under the original terms; or

•	for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Employee Stock Option Plan

Our sole stockholder intends to approve the Employee Stock Option Plan prior to commencement of this offering. Our Employee Stock Option Plan is designed to enable Wells Capital and Wells Management to obtain or retain the services of employees considered essential to our long range success and the success of Wells Capital and Wells Management by offering such employees an opportunity to participate in our growth through ownership of our common stock.

The compensation committee of the board of directors shall conduct the general administration of the Plan. The compensation committee is authorized to grant “non-qualified” stock options, which we refer to as Employee Options, to selected employees of Wells Capital and Wells Management based upon the recommendation of Wells Capital and subject to the absolute discretion of the compensation committee and applicable limitations of the Plan. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share, or (2) the fair market value of the shares on the date the option is granted. A total of 750,000 shares have been authorized and reserved for issuance under our Employee Stock Option Plan. To date, we have not issued any stock options under this Plan.

The compensation committee shall set the term of the Employee Options in its discretion, although no Employee Option shall have a term greater than five years from the later of (1) the date our shares become listed on a national securities exchange, or (2) the date the Employee Option is granted. The employee receiving Employee Options shall agree to remain in employment with his or her employer for a period of one year after the Employee Option is granted. The compensation committee shall set the period during which the right to exercise an option vests in the holder of the option. No Employee Option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

In the event that the compensation committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the compensation committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Employee Option, then the compensation committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

The term of the Plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Plan will terminate, and any outstanding Employee Options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

•	for the assumption by the successor corporation of the Employee Options granted or the replacement of the Employee Options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	for the continuance of the Plan and the Employee Options by such successor corporation under the original terms; or

•	for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us or our stockholders for monetary damages to the fullest extent permitted under the current Maryland General Corporation Law, which permits exculpation so long as the director or officer was not deliberately dishonest and did not actually receive an improper benefit.

This exculpation provision in our charter does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although equitable remedies may not be an effective remedy in some circumstances.

The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Notwithstanding the wide range of conduct for which a corporation may indemnify a director under Maryland law, our charter only indemnifies our directors or Wells Capital or its affiliates if all of the following conditions are met:

•	our directors, Wells Capital or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, Wells Capital or its affiliates were acting on our behalf or performing services for us;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification;

•	in the case of the non-independent directors, Wells Capital or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The partnership agreement of Wells OP II, however, indemnifies our directors and officers and Wells Capital and its employees and affiliates to the maximum extent permitted by Delaware law.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits our indemnification of our directors, Wells Capital or its affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

The Advisor

Our advisor is Wells Capital. Wells Capital has contractual responsibilities to us and our stockholders pursuant to the advisory agreement. Some of our officers and directors are also officers and directors of Wells Capital.

The directors and executive officers of Wells Capital are as follows:

Name	Age	Positions
Leo F. Wells, III	59	President, Treasurer and sole director
Douglas P. Williams	52	Senior Vice President and Assistant Secretary
Stephen G. Franklin	54	Senior Vice President
Randall D. Fretz	50	Senior Vice President
Claire C. Janssen	40	Vice President
David H. Steinwedell	42	Vice President

The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management – Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

Stephen G. Franklin, Ph.D. is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation, an independent financial planning broker-dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

Claire C. Janssen is a Vice President of Wells Capital. She is primarily responsible for managing the corporate, real estate, investment and investor accounting areas of the company. Prior to joining Wells Capital in 2001, Ms. Janssen served as a Vice President of Lend Lease Real Estate (formerly, Equitable Real Estate). From 1990 to 2000, she held various management positions, including Vice President of Institutional Accounting, Vice President of Business/Credit Analysis and Director of Tax/Corporate Accounting. From 1985 to 1990, Ms. Janssen served in management positions for Beers and Cutler, a Washington, D.C. based accounting firm, where she provided both audit and tax services for clients.

Ms. Janssen received a B.S. in business administration with a major in accounting from George Mason University. She is a Certified Public Accountant and a member of American Institute of Certified Public Accountants, Georgia Society of Certified Public Accountants and National Association of Real Estate Companies.

David H. Steinwedell is a Vice President of Wells Capital. He is primarily responsible for the acquisition of real estate properties. Prior to joining Wells Capital in 2001, Mr. Steinwedell served as a principal in Steinwedell and Associates, a capital markets advisory firm specializing in transactions and strategic planning for commercial real estate firms. His background also includes experience as the Executive Vice President of Investment Banking at Jones Lang LaSalle and as Managing Director for Real Estate Investments at Aetna Life and Casualty. He graduated from Hamilton College with a B.S. in Economics. Mr. Steinwedell is a licensed real estate broker in Georgia and is a member of the Urban Land Institute and the National Association of Office and Industrial Properties.

Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

The Advisory Agreement

Many of the services to be performed by Wells Capital in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that Wells Capital will perform for us as our advisor, and it is not intended to include all of the services which may be provided to us by Wells Capital or by third parties. Under the terms of the advisory agreement, Wells Capital will undertake to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Wells Capital, either directly or indirectly by engaging an affiliate, shall, subject to the authority of our board of directors:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	enter into leases and service contracts for the properties acquired.

The term of the current advisory agreement ends after one year and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory agreement may be terminated:

•	immediately by us for “cause” or upon the bankruptcy of Wells Capital or a material breach of the advisory agreement by Wells Capital;

•	without cause by a majority vote of the conflicts committee of the board of directors or by Wells Capital upon 60 days’ written notice; or

•	immediately with “good reason” by Wells Capital.

“Good reason” is defined in the advisory agreement to mean either:

•	any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the advisory agreement; or

•	any material breach of the advisory agreement by us.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Wells Capital or a breach of the advisory agreement by Wells Capital.

Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to our administration to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

We will reimburse Wells Capital for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	organization and offering expenses in an amount up to 2.0% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by Wells Capital, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

•	the annual cost of goods and materials used by us and obtained from entities not affiliated with Wells Capital, including brokerage fees paid in connection with the purchase and sale of securities;

•	administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which Wells Capital receives a separate fee; and

•	acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties.

Wells Capital must reimburse us at least annually for amounts paid to Wells Capital in any year to the extent that such payments cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period. Operating expenses includes all expenses paid or incurred by us as determined by generally accepted accounting principles, such as (1) real estate operating costs, net of reimbursements, (2) management and leasing fees, (3) general and administrative expenses, and (4) legal and accounting expenses, but excludes (A) expenses of raising capital such as organizational and offering expenses, (B) interest payments, (C) taxes, (D) non-cash expenditures such as depreciation, amortization and bad debt reserves, and (E) amounts payable out of capital contributions that are not treated as operating expenses under generally accepted accounting principles such as the acquisition and advisory fees payable to Wells Capital. To the extent that operating expenses payable or reimbursable by us exceed this limit and the conflicts committee determines that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, Wells Capital may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the conflicts committee considered in arriving at the conclusion that the excess expenses were justified.

Wells Capital and its affiliates will be paid fees in connection with services provided to us. In the event the advisory agreement is terminated, Wells Capital will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated acquisition fees earned prior to the termination. We will not reimburse Wells Capital or its affiliates for services for which Wells Capital or its affiliates are entitled to compensation in the form of a separate fee.

Initial Investment by Our Advisor

Wells Capital has irrevocably committed to purchase 20,000 limited partnership units of Wells OP II, our operating partnership, at or before commencement of this offering for $200,000. These units will constitute 100% of the limited partner units outstanding at that time. Wells Capital may not sell any of these units during the period it serves as our advisor. Although Wells Capital and its affiliates are not prohibited from acquiring shares of our common stock, Wells Capital currently has no options or warrants to acquire any shares and has no current plans to acquire shares. Wells Capital has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

Property Manager

Our properties will be managed and leased initially by Wells Management Company, Inc., our Property Manager. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and Mr. Wells is the sole director of Wells Management. The principal officers of Wells Management are as follows:

Name	Age	Positions
Leo F. Wells, III	59	President and Treasurer
M. Scott Meadows	39	Senior Vice President and Secretary

The background of Mr. Wells is described in the “Management – Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Management.

M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He is primarily responsible for the real estate operations for Wells Management. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000 square foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator designation from the Building Owners and Managers Institute International and a Certified Property Manager designation from the Institute of Real Estate Management.

Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects that Wells Capital and its affiliates operate or in which they own an interest. As of December 31, 2002, Wells Management was managing in excess of 11,000,000 square feet of office and industrial buildings and shopping centers. We will pay Wells Management property management and leasing fees not exceeding the lesser of: (A) 0.5% of the fair market value of the properties owned by us, or (B) 0.7% of the net asset value of the properties

(excluding vacant properties) owned by us, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by us (excluding vacant properties), over (2) our aggregate outstanding debt (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent). Wells Management will also retain third-party property managers or subcontract manager services to third-party property managers as it deems appropriate for certain of our properties. Wells Management will direct the purchase of equipment and supplies and will supervise all maintenance activity.

In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

Wells Management will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of the following:

•	Wells Capital;

•	Wells Management;

•	partnerships organized by Wells Management and its affiliates; and

•	other persons or entities owning properties managed by Wells Management.

The management fees to be paid to Wells Management will cover, without additional expense to us, the property manager’s general overhead costs such as its expenses for rent and utilities.

The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

Dealer Manager

Wells Investment Securities, Inc., our Dealer Manager, is a member firm of the NASD, Inc. Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

Wells Investment Securities will provide wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level.

Wells Real Estate Funds, Inc. is the sole stockholder and Mr. Wells is the President, Treasurer and sole director of Wells Investment Securities.

On June 6, 2003, the enforcement division of the NASD informed Wells Investment Securities and Mr. Wells that the NASD has made a determination to institute disciplinary proceedings against both Wells Investment Securities and Mr. Wells for alleged violations of various NASD Conduct Rules entirely related to providing non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002.

The NASD has not yet instituted a formal action against Wells Investment Securities or Mr. Wells and, in its notice, only cited alleged rule violations in general terms. Wells Investment Securities and Mr. Wells are in the process of ascertaining the specific factual details forming the basis for these allegations. Based upon what we know at this time, however, we believe that the alleged rule violations will relate primarily to:

•	the failure to obtain full reimbursement from some of the registered representatives for travel expenses of guests and the cost of golf in connection with attendance at our 2001 educational conference; and

•	the payment for meals of guests of attendees at our 2001 and 2002 educational conferences.

We are unable to predict at this time the potential outcome of any such enforcement action against Wells Investment Securities and Mr. Wells or the potential effect such an enforcement action may have on the operations of Wells Capital, our advisor, and, accordingly, on our operations, if any.

IRA Custodian

Wells Advisors, Inc. was organized in 1991 for the purpose of acting as a passive non-bank custodian for IRAs investing in the securities of Wells real estate programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified passive non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Well Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of December 31, 2002, Wells Advisors was acting as the IRA custodian for in excess of $577,000,000 in Wells real estate program investments.

Management Decisions

The primary responsibility for the management decisions of Wells Capital and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties, will reside in Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz, M. Scott Meadows and David H. Steinwedell. We expect that proposed transactions will often be discussed before being brought to a final board vote. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable. The conflicts committee must approve all acquisitions of real estate.

MANAGEMENT COMPENSATION

We have no paid employees. Wells Capital, our advisor, and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to Wells Capital and its affiliates.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Maximum Dollar Amount(1)
	Organizational and Offering Stage

Selling Commissions –Wells Investment Securities (2)	Up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Wells Investment Securities, our Dealer Manager, intends to reallow 100% of commissions earned for those transactions that involve participating broker-dealers.	$420,000,000

Dealer Manager Fee – Wells Investment Securities (2)	Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Wells Investment Securities, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers.	$150,000,000

Reimbursement of Organization and Offering Expenses – Wells Capital or its Affiliates (3)	Up to 2.0% of gross offering proceeds. All organization and offering expenses (excluding selling commissions and the dealer manager fee) will be advanced by Wells Capital or its affiliates and reimbursed by us up to 2.0% of aggregate gross offering proceeds. We currently estimate that approximately $60,000,000 of organization and offering costs will be incurred if the maximum offering of 600,000,000 shares is sold.	$60,000,000 (estimated	)

	Acquisition and Development Stage

Acquisition and Advisory Fees – Wells Capital or its Affiliates (4)	Up to 3.0% of gross offering proceeds for the review and evaluation of potential real property acquisitions.	$180,000,000

Reimbursement of Acquisition Expenses – Wells Capital or its Affiliates (4)	Up to 0.5% of gross offering proceeds for reimbursement of expenses related to real property acquisitions, such as legal fees, travel expenses, property appraisals, title insurance premium expenses and other closing costs.	$30,000,000

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Maximum Dollar Amount(1)
Operational Stage
Asset and Property Management and Leasing Fees – Wells Management (5)	We will pay Wells Management, our property manager, property management and leasing fees not to exceed the lesser of: (A) 0.5% of the fair market value of the properties owned by us; or (B) 0.7% of the net asset value of the properties (excluding vacant properties) owned by us, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by us (excluding vacant properties), over (2) our aggregate outstanding debt (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent).	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Real Estate Commissions – Wells Capital or its Affiliates	In connection with the sale of properties, an amount not exceeding the lesser of: (A) 50% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property; or (B) 3.0% of the contract price of each property sold, subordinated to distributions to investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions, plus (2) an 8.0% annual cumulative, noncompounded return on their net capital contributions; provided however, in no event will the amounts paid under (A) or (B) exceed an amount equal to 6.0% of the contract sales price when combined with real estate commissions paid to unaffiliated third parties.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Operating Expenses (5)	We will reimburse the actual expenses incurred by Wells Capital and its affiliates in connection with their provision of administrative services.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Participation in Net Sale Proceeds – Wells Capital (6)	After investors have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, then Wells Capital is entitled to receive 10.0% of remaining net sale proceeds.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Maximum Dollar Amount(1)
Subordinated Incentive Listing Fee – Wells Capital (6)(7)	Upon listing of our common stock on a national securities exchange or the Nasdaq Stock Market, a fee equal to 10.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale of a maximum of 600,000,000 shares to the public at $10 per share.

(2)	The selling commissions and, in some cases, the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)	These reimbursements will include organization and offering expenses previously advanced by Wells Capital with regard to prior offerings of our shares, to the extent not reimbursed out of proceeds from prior offerings, and subject for the 2.0% of gross offering proceeds overall limitation.

(4)	Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase, as required by the NASAA Statement of Policy Regarding Real Estate Investment Trusts.

(5)	Wells Capital must reimburse us at least annually for amounts paid to Wells Capital in any year to the extent that such payments cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period. Operating expenses includes all expenses paid or incurred by us as determined by generally accepted accounting principles, such as (1) real estate operating costs, net of reimbursements, (2) management and leasing fees, (3) general and administrative expenses, and (4) legal and accounting expenses, but excludes (A) expenses of raising capital such as organizational and offering expenses, (B) interest payments, (C) taxes, (D) non-cash expenditures such as depreciation, amortization and bad debt reserves, and (E) amounts payable out of capital contributions that are not treated as operating expenses under generally accepted accounting principles such as the acquisition and advisory fees payable to Wells Capital.

(6)	The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by Wells Capital are mutually exclusive of each other. In the event that our shares are listed and Wells Capital receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, Wells Capital shall not be entitled to any such participation in net sale proceeds.

(7)	If at any time the shares become listed on a national securities exchange or on the Nasdaq National Market, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. The conflicts committee of our board of directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the conflicts committee shall consider all of the factors its members deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Wells Capital in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Wells Capital through their relationship with us;

•	the quality and extent of service and advice furnished by Wells Capital;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to Wells Capital as a result of the listing of the shares, we will not be required to pay Wells Capital any further subordinated participation in net sale proceeds.

Since Wells Capital and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating the properties and the subordinated participation in net sale proceeds, Wells Capital has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Wells Capital is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See “Management – The Advisory Agreement.”)

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned (2)	Percent of All Shares
Wells Capital, Inc.(1)	100	100.0%

Leo F. Wells, III, President and Director(1)	100	100.0%

Douglas P. Williams, Executive Vice President and Director(1)	—	—

Randall D. Fretz, Vice President(1)	—	—

All directors and executive officers as a group	100	100.0%

(1)	Address is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.
(2)	Consists of shares held by Wells Capital, Inc. Mr. Wells indirectly owns all of the shares of Wells Capital.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Wells Capital and its affiliates, some of whom serve as officers and directors of us. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to ameliorate some of the risks posed by these conflicts.

Our Advisor’s Interests in Other Wells Real Estate Programs

General

Wells Capital and its affiliates are general partners and advisors of other Wells programs, including programs which have investment objectives similar to ours, and we expect that they will organize other such partnerships and programs in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

As described in the “Prior Performance Summary,” Wells Capital and its affiliates have sponsored the following 16 public real estate programs with substantially identical investment objectives as ours:

1.	Wells Real Estate Fund I (Wells Fund I),

2.	Wells Real Estate Fund II (Wells Fund II),

3.	Wells Real Estate Fund II-OW (Wells Fund II-OW),

4.	Wells Real Estate Fund III, L.P. (Wells Fund III),

5.	Wells Real Estate Fund IV, L.P. (Wells Fund IV),

6.	Wells Real Estate Fund V, L.P. (Wells Fund V),

7.	Wells Real Estate Fund VI, L.P. (Wells Fund VI),

8.	Wells Real Estate Fund VII, L.P. (Wells Fund VII),

9.	Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),

10.	Wells Real Estate Fund IX, L.P. (Wells Fund IX),

11.	Wells Real Estate Fund X, L.P. (Wells Fund X),

12.	Wells Real Estate Fund XI, L.P. (Wells Fund XI),

13.	Wells Real Estate Fund XII, L.P. (Wells Fund XII),

14.	Wells Real Estate Fund XIII, L.P. (Wells Fund XIII),

15.	Wells Real Estate Fund XIV, L.P. (Wells Fund XIV), and

16.	Wells Real Estate Investment Trust, Inc. (Wells REIT I).

Two Wells-sponsored programs are currently also conducting public offerings. Wells REIT I commenced its fourth public offering on July 26, 2002 of up to 300 million shares of common stock at a price of $10.00 per share. Wells Fund XIV commenced a public offering of up to 4.5 million units of limited partnership interest at a price of $10.00 per unit on May 14, 2003.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investment opportunities. Other Wells-sponsored programs, especially those that are currently raising offering proceeds, also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If Wells Capital directs an investment opportunity to a Wells-sponsorship program, it will offer the investment opportunity to the program for which the opportunity, in the discretion of Wells Capital, is most suitable. As a result, Wells Capital could direct attractive investment opportunities to other entities or even purchase them for its own account. Our charter disclaims any interest in an investment opportunity known to Wells Capital that Wells Capital has not recommended to us. (See “Certain Conflict Resolution Procedures.”)

Joint Ventures with Affiliates of Wells Capital

We are likely to enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. (See “Investment Objectives and Criteria – Joint Venture Investments.”) Wells Capital and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. (See “Risk Factors – Investment Risks.”)

Competition for Tenants and Others

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other Wells programs own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Wells program were to attempt to sell similar properties at the same time. (See “Risk Factors – Investment Risks”). Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Wells Capital will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Wells Capital will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all properties in need of their services. However, Wells Capital cannot fully avoid these conflicts because it may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for employees at different properties.

Allocation of Advisor’s Time

We rely on Wells Capital and its affiliates for the day-to-day operation of our business. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between us and other Wells programs and activities in which they are involved. However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates

Wells Capital and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the Advisory Agreement, the Asset and Property Management Agreement, and the Dealer Manager Agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to underwriting fees and entitle Wells Capital to increased advisory fees;

•	property sales, which entitle Wells Capital to real estate commissions and possible success-based sale fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle Wells Capital to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we seek to list our common shares on a national securities exchange or the Nasdaq National Market, which listing could entitle Wells Capital to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which the shares trade; and

•	whether and when we seek to sell the company or its assets, which sale could entitle Wells Capital to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

The advisory and acquisition fees paid to Wells Capital and the management and leasing fees paid to its affiliate, Wells Management Company, are paid irrespective of the quality of their acquisition or property management services during the term of the related agreement. (See “Certain Conflict Resolution Procedures.”)

Fiduciary Duties Owed by Some of Our Affiliates to Other Wells Programs

Our executive officers and some of our directors are also officers and directors of:

•	Wells Capital, our advisor and the general partner of the various real estate programs sponsored by Wells Capital described above;

•	Wells Management, our property manager; and

•	Wells Investment Securities, our dealer manager.

As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

Since Wells Investment Securities, our dealer manager, is an affiliate of Wells Capital, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. (See “Plan of Distribution.”)

Affiliated Property Manager

Since we anticipate that properties we acquire will be managed and leased by Wells Management, our property manager, we will not have the benefit of independent property management. (See “Management – Affiliated Companies.”)

Lack of Separate Representation

Alston & Bird LLP is counsel both to us and to Wells Capital and its affiliates, including Wells Investment Services, Wells Management and Wells Development Corporation. There is a possibility that in the future the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of Wells Capital and its affiliates, our counsel’s loyalties to Wells Capital and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue. The conflicts committee of our board of directors is authorized to engage separate counsel for advice when considering matters where the interests of Wells Capital and its affiliates could conflict with our interests.

Certain Conflict Resolution Procedures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board or directors comprised of all of our independent directors. (Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a director from serving on the conflicts committee.) The conflicts committee, which is authorized to retain its own legal and financial advisors, is empowered to act on any matter permitted under Maryland law provided that it first determines that the matter at issue is such that the exercise of independent judgment by Wells Capital affiliates could reasonably be compromised. Those conflict of interest matters that we cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee. Among the matters to be approved by the conflicts committee are:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the Advisory Agreement, the Asset and Property Management Agreement, and the Dealer Manager Agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	whether and when we seek to list our common shares on a national securities exchange or the Nasdaq National Market; and

•	whether and when we seek to sell the company or its assets.

To address conflicts in transactions involving us and another Wells-sponsored program, our charter also creates a subcommittee of the conflicts committee which is comprised of all directors on the conflicts committee that are unaffiliated with another Wells-sponsored program, e.g., Wells REIT I. The conflicts subcommittee is empowered to act on any matter permitted by Maryland law provided it first determines that the matter at issue was such that the exercise of independent judgment by affiliates of Wells Capital and the affiliates of another Wells-sponsored program could reasonably be compromised.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter includes many other restrictions relating to conflicts of interest required by the states that have adopted the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. Among the restrictions relating to conflicts of interest required by the NASAA Statement of Policy and included in our charter are the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to Wells Capital and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the NASAA Statement of Policy. The conflicts committee will supervise the performance of Wells Capital and its affiliates and the compensation paid to it by us to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to Wells Capital and its affiliates in relation to the size, composition and performance of our investments;

•	the success of Wells Capital in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by Wells Capital and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Wells Capital and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Wells Capital for its own account and for its other clients.

The conflicts committee by majority vote may terminate our advisory agreement with Wells Capital without cause or penalty on 60 days written notice.

Our Acquisitions. We will not purchase or lease properties in which Wells Capital, our directors or officers or any of their affiliates has an interest without a determination by the conflicts committee (by majority vote), that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with Wells Capital or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our shareholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of Wells Capital, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. The conflicts committee (by majority vote) must conclude that all other transactions, including joint ventures, between us and Wells Capital, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our capital stock to Wells Capital, our directors or officers or any of their affiliates (i) on terms more favorable than we offer such options or warrants to the general public or (ii) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to Wells Capital or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to Wells Capital or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless the conflicts committee (by majority vote) approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or Wells Capital or its affiliates.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, Wells Capital or a director or officer or any of their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our charter requires that our board of directors and the conflicts committee review and ratify our charter by majority vote before the commencement of this offering.

Allocation of Investment Opportunities. When Wells Capital presents an investment opportunity to a Wells-sponsored program, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by Wells Capital. However, our Advisory Agreement with Wells Capital requires that Wells Capital make this determination in a manner that is fair without favoring any other Wells-sponsored program. In determining the Wells-sponsored program for which an investment opportunity would be most suitable, Wells Capital will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that an investment opportunity becomes available which is equally suitable for us and one or more other Wells program, then Well Capital will offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Wells Capital, to be more appropriate for another Wells program, Wells Capital may offer the investment to another Wells program.

Our Advisory Agreement with Wells Capital requires that Wells Capital periodically inform the conflicts committee of the investment opportunities it has offered to other Wells programs so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Wells Capital’s success in generating investment opportunities for us and its fair allocation of opportunities among Wells programs are important criteria in the conflicts committee’s determination to continue or renew our arrangements with Wells Capital and its affiliates. The conflicts committee has a duty to ensure that Wells Capital fairly applies its method for allocating investment opportunities among the Wells-sponsored programs.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to invest primarily in commercial real estate properties, including properties that are under development or construction, are newly constructed or have operating histories. Our investment objectives are:

•	to provide current income for you through the payment of cash dividends;

•	to preserve and return your capital contributions; and

•	to realize growth in the value of the properties we acquire upon our ultimate sale of such properties.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares.

We will seek to list our shares of common stock when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2017, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Decisions relating to the purchase or sale of properties will be made by Wells Capital, as our advisor, subject to approval by our board of directors. See “Management” for a description of the background and experience of our directors and executive officers.

Our conflicts committee will review our investment policies, which we discuss in detail below, at least annually to determine that our policies are in the best interest of our shareholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes.

Acquisition and Investment Policies

We will seek to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in the acquisition of high quality income-generating office and industrial properties leased to creditworthy companies and governmental entities, including properties that are under construction. We are not limited to such investments, however. We may invest in other real estate investments, including, but not limited to, warehouse and distribution facilities, shopping centers, business and industrial parks, manufacturing facilities and other types of real estate properties. To date, our advisor has invested primarily in office and industrial buildings located in densely populated metropolitan markets on behalf of other Wells programs. We will primarily attempt to acquire commercial properties with space that has been leased or preleased to one or more large corporate, governmental or other tenants who satisfy our standards of creditworthiness.

We will seek to invest in properties that will satisfy our primary objective of providing current income through payment of cash dividends to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to our stockholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties in terms of geography, type of property and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

We anticipate that a minimum of 85% of the proceeds from the sale of shares will be used to acquire real estate properties and the balance will be used to pay various fees and expenses.

We anticipate purchasing land for the purpose of developing the types of commercial buildings described above. We will not invest more than 10% of the net offering proceeds available for investment in unimproved properties, or mortgage loans on unimproved properties. For purposes of this limitation, we define “unimproved properties” as (1) properties not acquired for the purpose of producing rental or other operating income, or (2) properties with no development or construction in process or planned in good faith to commence within one year.

Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or a long-term leasehold estate in the properties we acquire. We will acquire such interests either directly in Wells OP II or indirectly by acquiring membership interests in or acquisitions of property through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with developers of properties, affiliates of Wells Capital or other persons. We will not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approve the transaction as being fair, competitive and commercially reasonable.

In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Although we are not limited as to the geographic area where we may conduct our operations, we currently intend to invest in properties located in the United States.

We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

In making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, Wells Capital will have substantial discretion with respect to the selection of specific investments.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to Wells Capital;

•	title and liability insurance policies; and

•	audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the SEC.

We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of a Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

We are relying on an exception from registration as an investment company under the Investment Company Act of 1940, based upon the nature of the investments in our portfolio. Wells Capital will continually review our investment activity to attempt to ensure that we do not become subject to the registration requirements of the Investment Company Act. Among other things, Wells Capital will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act.

Development and Construction of Properties

We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed although we may not invest in excess of 10% of the offering proceeds available for investment in properties with respect to which construction is not planned to commence within one year from the date of their acquisition. To help ensure performance by the builders of properties that are under construction, completion of properties under construction may be guaranteed at the price contracted either by an adequate completion bond or performance bond. We may rely, however, upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be economically what is generally referred to as “triple net” leases. A “triple net” lease provides that in addition to making its lease payments, the tenant will be required to pay or reimburse us for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or other entities that have a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000.

In an attempt to limit or avoid speculative purchases, to the extent possible, Wells Capital will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Joint Venture Investments

We are likely to enter into joint ventures for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. In this connection, we will likely enter into joint ventures with other Wells programs. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

At such time as Wells Capital enters into a joint venture with another Wells program for the acquisition or development of a specific property, we will supplement this prospectus to disclose the terms of such investment transaction. We may only enter into joint ventures with other Wells programs if a majority of our disinterested directors, including a majority of the disinterested independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as these received by the other joint venturers.

Our policy is to invest in joint ventures only when we will have a right of first offer to buy if the co-venturer elects to sell its interest in the joint venture. In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other Wells programs will result in conflicts of interest.

Section 1031 Exchange Program

Wells Development Corporation (Wells Development), an affiliate of Wells Management, our property manager, and Wells Capital, our advisor, intends to form a series of single member limited liability companies (each of which is referred to in this prospectus as Wells Exchange) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons

(1031 Participants) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We anticipate that Wells Development will sponsor a series of private placement offerings of interests in limited liability companies owning co-tenancy interests in various properties to 1031 Participants.

Wells Development anticipates that properties acquired in connection with the Section 1031 Exchange Program will be financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired by Wells Exchange, it is anticipated that Wells Exchange will obtain a short-term loan from an institutional lender for each property. Following its acquisition of a property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the short-term loan. At the closing of each property to be acquired by Wells Exchange, we anticipate that Wells OP II, our operating partnership, will enter into a contractual arrangement providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP II will purchase, at Wells Exchange’s cost, any co-tenancy interests remaining unsold. In addition, Wells OP II may enter into one or more additional contractual arrangements obligating it to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, Wells Exchange will pay Wells OP II a fee (Take Out Fee) in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the short-term loan being obtained by Wells Exchange.

Our board of directors, including a majority of our independent directors, will be required to approve each property acquired pursuant to the Section 1031 Exchange Program in the event that Wells OP II has any obligation to potentially acquire any interest in the property. Accordingly, Wells Exchange intends to purchase only real estate properties which otherwise meet our investment objectives. Wells OP II may execute an agreement providing for the potential purchase of the unsold co-tenancy interests from Wells Exchange only after a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to Wells OP II and at a price to Wells OP II no greater than the cost of the co-tenancy interests to Wells Exchange. If the price to Wells OP II is in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors, and in no event may Wells OP II purchase co-tenancy interests at a price that exceeds the current appraised value for the property interests.

As set forth above, pursuant to the terms of these contractual arrangements, Wells OP II may be obligated to purchase co-tenancy interests in certain properties offered to 1031 Participants to the extent co-tenancy interests remain unsold at the end of the offering. All purchasers of co-tenancy interests, including Wells OP II in the event that it is required to purchase co-tenancy interests, will be required to execute a tenants in common agreement with the other purchasers of co-tenancy interests in that particular property and a property management agreement providing for the property management and leasing of the property by Wells Management and the payment of property management and leasing fees to Wells Management equal to the lesser of: (A) 0.5% of the fair market value of the properties owned by us; or (B) 0.7% of the net asset value of the properties (excluding vacant properties) owned by us, calculated on an annual basis. Accordingly, in the event that Wells OP II is required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we will be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments such as the risk that the interests of the 1031 Participants will become adverse to our interests.

Borrowing Policies

While we expect to strive for diversification, the number of different properties we can acquire will be affected by the amount of funds available to us.

Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Our charter limits our borrowings to 50% of the cost (before deducting depreciation or other non-cash reserves) of all properties unless any excess borrowing is approved by a majority of the conflicts committee and is disclosed to stockholders in our next quarterly report. However, there is no limitation on the amount we may borrow for the purchase of any single property.

By operating on a leveraged basis, we will have more funds available for investment in properties, which will allow us to acquire a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Wells Capital will use its best efforts to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from Wells Capital and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. We may sell a property before the end of the expected holding period if, among other reasons:

•	the tenant has involuntarily liquidated;

•	in the judgment of Wells Capital, the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flow through the disposition of the property;

•	the tenant is in default under the lease; or

•	in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return or all or a portion of your capital contribution in connection with the sale of your shares.

We will seek to list our shares of common stock when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2017, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Furthermore, we cannot assure you that we will be able to liquidate our assets, and that we will continue our operations until all properties are sold and our other assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interests of our stockholders.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Statement of Policy Regarding Real Estate Investment Trusts. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

•	borrow in excess of 50% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all properties owned by us, unless approved by the conflicts committee (by majority vote);

•	invest in equity securities unless the conflicts committee (by majority vote) approves such investment as being fair, competitive and commercially reasonable;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our discretionary share redemption program.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which restrictions are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Changes in Investment Objectives and Limitations

Our charter requires that the conflicts committee review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. The conflicts committee must set forth the basis for its determination in its minutes. Our board may revise our investment policies without the concurrence of our stockholders.

PLAN OF OPERATION

General

As of the date of this prospectus, we have not commenced operations. After the minimum subscription of 250,000 shares is achieved, subscription proceeds will be released to us and applied to investments in properties and other assets and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

We have not entered into any arrangements to acquire any specific property. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate properties, other than those referred to in this prospectus.

Our advisor also may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, and we may selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties, increase cash flow and provide further diversity. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2003. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2003, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50.0% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations – Requirements for Qualification” are met.

Liquidity and Capital Resources

Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions will be met from operations, and cash needs for property acquisitions will be funded by public offerings of our shares. However, there may be a delay between the sale of our shares and our purchase of properties, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor evaluates potential additional property acquisitions and engages in negotiations with sellers and borrowers on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have no identified sources of such financing currently.

Results of Operations

As of the date of this prospectus, we have commenced no significant operations because we are in our organizational and development stage. No operations will commence until we have sold at least 250,000 shares of our common stock ($2,500,000) in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, we expect that there will be provisions in the majority of our tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.

Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded; thus, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Below is a discussion of the accounting policies that management considers to be critical once we commence operations in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

Investment in Real Estate Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. We anticipate he estimated useful lives of our assets by class to be as follows:

Building	25 years

Building improvements	10-25 years

Land improvements	20-25 years

Tenant Improvements	Lease term

In the event that inappropriate useful lives or methods are used for depreciation, our net income would be misstated.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate assets, both operating properties and properties under construction, in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows requires us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income.

Intangible Lease Asset/Liability

We will determine whether an intangible asset or liability related to above or below market leases are acquired as part of the acquisition of the real estate assets. The intangible assets and liabilities will be recorded at their estimated fair market values at the date of acquisition and amortized over the remaining term of the respective lease to rental income.

The determination of the estimated fair values of the intangible lease asset or liability requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. If inappropriate estimates with regard to these variables are used, misclassification of assets or liabilities and incorrect calculation of depreciation amounts would occur, which would misstate our net income.

Distributions

The amount of dividends to be distributed to our stockholders will be determined by our board of directors and are dependent on a number of factors, including funds available from our operations, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by Wells Capital, our advisor, and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

Our advisor, Wells Capital, has served as a general partner of a total of 14 completed publicly offered real estate limited partnerships. These 14 limited partnerships and the year in which each of their offerings was completed are:

1.	Wells Real Estate Fund I (1986),

2.	Wells Real Estate Fund II (1988),

3.	Wells Real Estate Fund II-OW (1988),

4.	Wells Real Estate Fund III, L.P. (1990),

5.	Wells Real Estate Fund IV, L.P. (1992),

6.	Wells Real Estate Fund V, L.P. (1993),

7.	Wells Real Estate Fund VI, L.P. (1994),

8.	Wells Real Estate Fund VII, L.P. (1995),

9.	Wells Real Estate Fund VIII, L.P. (1996),

10.	Wells Real Estate Fund IX, L.P. (1996),

11.	Wells Real Estate Fund X, L.P. (1997),

12.	Wells Real Estate Fund XI, L.P. (1998),

13.	Wells Real Estate Fund XII, L.P. (2001), and

14.	Wells Real Estate Fund XIII, L.P. (2003).

The Prior Performance Tables in this prospectus set forth information as of the dates indicated regarding certain of these Wells public programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); and (4) sales or disposals of properties (Table V).

In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates have sponsored four public offerings of shares of common stock of Wells Real Estate Investment Trust, Inc., which we refer to as “Wells REIT I.” Wells REIT I’s initial public offering commenced on January 30, 1998 and terminated on December 19, 1999. Wells REIT I received gross proceeds of approximately $132,181,919 from the sale of approximately 13,218,192 shares from its initial public offering. Wells REIT I’s second public offering commenced on December 20, 1999 and terminated on December 19, 2000. Wells REIT I received gross proceeds of approximately $175,229,193 from the sale of approximately 17,522,919 shares from the second public offering. Wells REIT I’s third public offering commenced on December 19, 2000 and terminated on July 26, 2002. Wells REIT I received gross proceeds of approximately $1,282,976,865 from the sale of approximately 128,297,687 shares from the third public offering. Wells REIT I commenced its fourth public offering on July 26, 2002. As of December 31, 2002, Wells REIT I had received gross proceeds of approximately $587,134,594 from the sale of approximately 58,713,459 shares from its fourth public offering. Accordingly, as of December 31, 2002, Wells REIT I had received aggregate gross offering proceeds of approximately $2,156,998,116 from the sale of 215,699,812 shares of its common stock to 58,136 investors.

Wells Capital and its affiliates are also currently sponsoring a public offering of 4,500,000 units on behalf of Wells Real Estate Fund XIV, L.P. (Wells Fund XIV), a public limited partnership. Wells Fund XIII began its offering on May 14, 2003.

In addition to the public real estate programs sponsored by our advisor and its affiliates discussed above, an affiliate of Wells Management, our Property Manager intends to form a series of single member limited liability companies (each of which we refer to as “Wells Exchange”) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We anticipate that Wells Exchange will sponsor a series of private placement offerings of interests in limited liability companies owning co-tenancy interests in various properties to 1031 Participants. To date, Wells Exchange has sponsored and completed only one such offering. In this offering, Wells Exchange raised $13,100,000 in proceeds from a total of nine investors, the proceeds of which were used to acquire co-tenancy interests in an office building located in Colorado Springs, Colorado.

Since December 31, 1999, the Wells public programs previously sponsored by our advisor and its affiliates have acquired 55 properties located in 21 states. Of these properties acquired, approximately 70.9% of these properties were single-tenant office or industrial buildings and 29.1% were multi-tenant office or industrial buildings. In addition, approximately 21.8% of these properties were new properties, 72.7% were existing or used properties and 5.5% were construction properties. All of these properties purchased in which a Wells public partnership owned any interest were purchased without borrowing any additional funds. Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells public programs, including applicable mortgage financing on properties purchased by Wells REIT I.

In addition to the real estate programs sponsored by our advisor discussed above, our advisor is also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund. The REIT Index Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Index Fund began its offering on January 12, 1998, and as of December 31, 2002, the REIT Index Fund had raised offering proceeds net of redemptions of $131,774,458 from 7,726 investors.

Publicly Offered Unspecified Real Estate Programs

General

Wells Capital and its affiliates have previously sponsored the above listed 14 publicly offered real estate limited partnerships and are currently sponsoring Wells Fund XIV and Wells REIT I on an unspecified property or “blind pool” basis. The total amount of funds raised from investors in the offerings of these 15 programs (other than Wells Fund XIV), as of December 31, 2002, was in excess of $2.5 billion and the total number of investors in such programs was approximately 85,900. Wells Fund XIV did not commence its initial offering until May 14, 2003.

The investment objectives of each of these Wells programs are substantially identical to our investment objectives. Substantially all of the proceeds of the offerings of these programs available for investment in real properties have been invested in properties. As of December 31, 2002, approximately 87% of the aggregate gross rental income of the properties purchased by Wells public programs since January 1, 1994 was derived from corporate tenants, which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another entity having a net worth of at least $100,000,000.

Because of the cyclical nature of the real estate market, decreases in net income of the Wells public programs could occur at any time in the future when economic conditions decline. From the inception of the first Wells public program through December 31, 2002, the Wells public programs had sold four properties and one outparcel of land. Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III and Wells Fund IV are in the process of marketing the remainder of their properties for sale; however, no assurance can be made that any of the Wells public programs will ultimately be successful in meeting their investment objectives.

The aggregate dollar amount of the acquisition and development costs of the 102 properties purchased by the 15 previously sponsored Wells public programs (other than Wells Fund XIV), as of December 31, 2002, was $2,424,419,554 of which $36,473,795 (or approximately 1.5%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 98.27% was or will be spent on acquiring or developing office or industrial buildings, and approximately 1.73% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 23.01% was or will be spent on new properties, 68.17% on existing or used properties and 8.82% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these 15 Wells public programs as of December 31, 2002:

Type of Property	New	Used	Construction
Office and Industrial Buildings	22.73%	67.98%	7.56%

Shopping Centers	0.28%	0.19%	1.26%

Summary of the Wells Public Programs

Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners ($24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. As of December 31, 2002, Wells Fund I owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Paces Pavilion	Atlanta, GA	three-story medical office building (condominium interest)	multiple tenants

Peachtree Place	Atlanta, GA	office building	multiple tenants

Black Oak Shopping Center	Knoxville, TN	shopping center	multiple tenants

Heritage Place	Tucker, GA	seven office buildings and a shopping center	multiple tenants

Black Oak Shopping Center is currently approximately 42% vacant. The general partners of Wells Fund I are actively attempting to find new tenants for this space.

The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time.

As of December 31, 2002, Wells Fund I had sold the following properties from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund I % Ownership	Wells Fund I Net Sale Proceeds	Wells Fund I Taxable Gain
Aug. 31, 2000	One of two buildings at Peachtree Place	$647,648	$704,496	90%	$634,464	$205,019

Jan. 11, 2001	Crowe’s Crossing	$9,368,869	$6,486,652	100%	$6,486,652	$11,496

Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	24%	$2,024,181	$52,461

Wells Fund I is in the process of marketing its remaining properties for sale. Wells Fund I has not yet distributed any net sale proceeds received as a result of the above sales of properties to its limited partners. Effective July 31, 2002, the limited partners of Wells Fund I approved an amendment to the Wells Fund I partnership agreement which authorizes the general partners to use these net sale proceeds to acquire additional or all other interests in Paces Pavilion, a medical office building in Atlanta, Georgia in which Wells Fund I owns an approximately 27% condominium interest.

Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners ($28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which, as of December 31, 2002, owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Heritage Place	Tucker, GA	seven office buildings and a shopping center	multiple tenants

Louis Rose Place	Charlotte, NC	two-story office building	Vacant

Boeing at the Atrium	Houston, TX	four-story office building	Boeing

Brookwood Grill	Roswell, GA	restaurant property	Brookwood Grill of Roswell, Inc.

Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants

Holcomb Bridge is currently approximately 40% vacant, and Louis Rose Place is currently 100% vacant. The general partners of Wells Fund II and Wells Fund II-OW are actively attempting to find new tenants for these properties.

The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time.

As of December 31, 2002, the joint venture of Wells Fund II and Wells Fund II—OW had sold the following property from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund II and II-OW % Ownership	Wells Fund II and II-OW Net Sale Proceeds	Wells Fund II and II-OW Taxable Gain
Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	54%	$4,554,408	$111,419

The joint venture of Wells Fund II and Wells Fund II—OW is in the process of marketing its remaining properties for sale. Of the net sale proceeds generated from the above sale of Cherokee Commons, approximately $1,100,000 has been or will be utilized by the joint venture to fund tenant improvements, leasing commissions to unrelated third party brokers and other leasing costs associated with re-leasing Louis Rose Place and Boeing at the Atrium. Rather than distributing remaining net sale proceeds of approximately $3,016,000 to the limited partners, the Wells Fund II and Wells Fund II—OW general partners intend to establish a reserve fund and use a portion of these reserves to fund tenant improvements and leasing costs they anticipate to be necessary in connection with re-leasing Louis Rose Place. The Wells Fund II and Wells Fund II—OW general partners will evaluate the capital needs of the existing Wells Fund II and Wells Fund II—OW properties in consideration of the best interests of the limited partners. The Wells Fund II and Wells Fund II—OW general partners anticipate distributing the reserves not otherwise utilized to the limited partners in accordance with the terms of the respective partnership agreements during 2003.

Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners ($19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. As of December 31, 2002, Wells Fund III owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Boeing at the Atrium	Houston, TX	four-story office building	Boeing

Brookwood Grill	Roswell, GA	restaurant property	Brookwood Grill of Roswell, Inc.

Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants

Stockbridge Village I	Stockbridge, GA	shopping center	Kroger

Reciprocal Group	Richmond, VA	two-story office building	Reciprocal Group

Holcomb Bridge is currently 40% vacant. Boeing at the Atrium is currently 19% vacant. The general partners of Wells Fund III are actively attempting to find new tenants for this space.

The prospectus of Wells Fund III provided that the properties purchased by Wells Fund III would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund III and that they were under no obligation to sell the properties at any particular time.

As of December 31, 2002, Wells Fund III had sold the following property from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund III % Ownership	Wells Fund III Net Sale Proceeds	Wells Fund III Taxable Gain (Loss)
Sept. 30, 2002	Greenville Center	$3,778,000	$2,400,000	100%	$2,271,187	($490,054)

The general partners of Wells Fund III currently intend to hold the net sale proceeds from the sale of Greenville Center in reserve as they evaluate the capital needs of Wells Fund III’s existing properties in connection with positioning its properties for sale. To the extent that net sale proceeds from the sale of Greenville Center are not required to fund such future capital needs, the general partners of Wells Fund III will distribute such proceeds to the Wells Fund III limited partners in accordance with the terms of the Wells Fund III partnership agreement.

Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners ($13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. As of December 31, 2002, Wells Fund IV owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Stockbridge Village I	Stockbridge, GA	shopping center	Kroger

IBM Jacksonville	Jacksonville, FL	four-story office building	IBM

Reciprocal Group	Richmond, VA	two-story office building	Reciprocal Group

Village Overlook I & II	Stockbridge, GA	two two-story office buildings	multiple tenants

The prospectus of Wells Fund IV provided that the properties purchased by Wells Fund IV would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund IV and that they were under no obligation to sell the properties at any particular time. The general partners of Wells Fund IV have decided to begin the process of positioning the properties for sale over the next several years.

Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners ($15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2002, $15,664,165 of units of Wells Fund V were treated as Class A Units, and $1,341,855 of units were treated as Class B Units. As of December 31, 2002, Wells Fund V owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
IBM Jacksonville	Jacksonville, FL	four-story office building	IBM

Village Overlook I & II	Stockbridge, GA	two two-story office buildings	multiple tenants

Reciprocal Group	Richmond, VA	two-story office building	Reciprocal Group

Hartford	Hartford, CT	four-story office building	Hartford Fire Insurance Company

Stockbridge Village II	Stockbridge, GA	restaurant properties	multiple tenants

Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel

Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners ($19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2002, $22,687,161 of units of Wells Fund

VI were treated as Class A Units, and $2,313,227 of units were treated as Class B Units. As of December 31, 2002, Wells Fund VI owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Hartford	Hartford, CT	four-story office building	Hartford Fire Insurance Company

Stockbridge Village II	Stockbridge, GA	restaurant properties	multiple tenants

Stockbridge Village I Expansion	Stockbridge, GA	restaurant and retail building	multiple tenants

Stockbridge Village III	Stockbridge, GA	shopping center	multiple tenants

Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel

Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants

BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.

Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc.

Holcomb Bridge is currently 40% vacant. The general partners of Wells Fund VI are actively attempting to find new tenants for this space.

As of December 31, 2002, Wells Fund VI had sold its interest in the following properties from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VI % Ownership	Wells Fund VI Net Sale Proceeds	Wells Fund VI Taxable Gain
Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	11%	$927,750	$21,867

Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	34%	$178,295	$6,144

The net sale proceeds generated from the above sale of Cherokee Commons and the outparcel of Tanglewood Commons are anticipated to be utilized by the general partners of Wells Fund VI to fund anticipated tenant improvements and other leasing costs associated with re-leasing Holcomb Bridge and are being retained to fund expansion costs, tenant improvements and leasing costs associated with a contemplated potential expansion of the Tanglewood Commons property.

Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners ($16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $20,925,476 of units in Wells Fund VII were treated as Class A Units, and $3,254,699 of units were treated as Class B Units.

As of December 31, 2002, Wells Fund VII owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel

Stockbridge Village I Expansion	Stockbridge, GA	restaurant and retail building	multiple tenants

Stockbridge Village III	Stockbridge, GA	shopping center	multiple tenants

Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants

CH2M Hill	Gainesville, FL	two-story office building	CH2M Hill and Affiliated Engineers

BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.

Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc.

Hannover Center	Stockbridge, GA	retail development	multiple tenants

Holcomb Bridge is currently 40% vacant. The general partners of Wells Fund VII are actively attempting to find new tenants for this space.

As of December 31, 2002, Wells Fund VII had sold its interest in the following properties from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VII % Ownership	Wells Fund VII Net Sale Proceeds	Wells Fund VII Taxable Gain
Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	11%	$927,750	$21,867

Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	34%	$178,295	$6,144

The net sale proceeds generated from the above sale of Cherokee Commons and the outparcel of Tanglewood Commons are anticipated to be utilized by the general partners of Wells Fund VII to fund anticipated tenant improvements and other leasing costs associated with re-leasing Holcomb Bridge and are being retained to fund expansion costs, tenant improvements and leasing costs associated with a contemplated potential expansion of the Tanglewood Commons property.

Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners ($26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units). Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 2002, $28,623,653 of units in Wells Fund VIII were treated as Class A Units, and $3,409,036 of units were treated as Class B Units. As of December 31, 2002, Wells Fund VIII owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
CH2M Hill	Gainesville, FL	two-story office building	CH2M Hill and Affiliated Engineers

BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.

Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc.

Hannover Center	Stockbridge, GA	retail development	Multiple tenants

US Cellular	Madison, WI	four-story office building	US Cellular, a subsidiary of BellSouth Corporation

AT&T Texas	Farmers Branch, TX	one-story office building	TCI Central, Inc.

Quest	Irvine, CA	two-story office building	Quest Software, Inc.

Cirrus Logic	Broomfield, CO	two-story office building	Cirrus Logic, Inc.

As of December 31, 2002, Wells Fund VIII had sold its interest in the following property:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VIII % Ownership	Wells Fund VIII Net Sale Proceeds	Wells Fund VIII Taxable Gain
Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	32%	$167,808	$5,784

The net sale proceeds generated from the above sale of the outparcel of Tanglewood Commons are anticipated to be utilized by the general partners of Wells Fund VIII to fund expansion costs, tenant improvements and leasing costs associated with a contemplated potential expansion of the Tanglewood Commons property.

Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $31,655,826 of units in Wells Fund IX were treated as Class A Units, and $3,344,174 of units were treated as Class B Units. As of December 31, 2002, Wells Fund IX owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
US Cellular	Madison, WI	four-story office building	US Cellular, a subsidiary of BellSouth Corporation

AT&T Texas	Farmers Branch, TX	One-story office building	TCI Central, Inc.

Quest	Irvine, CA	Two-story office building	Quest Software, Inc.

Cirrus Logic	Broomfield, CO	Two-story office building	Cirrus Logic, Inc.

Ohmeda	Louisville, CO	Two-story office building	Ohmeda, Inc.

Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.

Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation

Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.

Avaya	Oklahoma City, OK	One-story office building	Avaya, Inc.

Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $23,280,145 of units in Wells Fund X were treated as Class A Units and $3,848,767 of units were treated as Class B Units. As of December 31, 2002, Wells Fund X owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.

Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.

Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation

Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.

Avaya	Oklahoma City, OK	One-story office building	Avaya, Inc.

Cort Furniture	Fountain Valley, CA	one-story office and warehouse building	Cort Furniture Rental Corporation

Fairchild	Fremont, CA	two-story office and manufacturing building	Fairchild Technologies U.S.A., Inc.

Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. $13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $13,716,060 of units in Wells Fund XI were treated as Class A Units and $2,816,742 of units were treated as Class B Units. As of December 31, 2002, Wells Fund XI owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.

Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.

Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation

Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.

Avaya	Oklahoma City, OK	One-story office building	Avaya, Inc.

Cort Furniture	Fountain Valley, CA	one-story office and warehouse building	Cort Furniture Rental Corporation

Fairchild	Fremont, CA	two-story office and manufacturing building	Fairchild Technologies U.S.A., Inc.

EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building	EYBL CarTex, Inc.

Sprint	Leawood, KS	three-story office building	Sprint Communications Company L.P.

Johnson Matthey	Wayne, PA	two-story research and development office and warehouse building	Johnson Matthey, Inc.

Gartner	Fort Myers, FL	two-story office building	Gartner Group, Inc.

Selected financial information for Wells Fund XI is summarized below:

	2002	2001	2000	1999	1998
Gross Revenues	$839,691	$960,676	$975,850	$766,586	$262,729
Net Income	$746,815	$870,350	$895,989	$630,528	$143,295
Cash Distributions to Class A Limited Partners per $1,000 Invested	$94	$98	$94	$71	$30

Wells Fund XII terminated its offering on March 21, 2001 and received gross proceeds of $35,611,191 representing subscriptions from 1,333 limited partners. $26,888,608 of the gross proceeds were attributable to sales of cash preferred units and $8,722,583 were attributable to sales of tax preferred units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $28,563,961 of units in Wells Fund XII were treated as Class A Units and $7,047,229 of units were treated as Class B Units. As of December 31, 2002, Wells Fund XII owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building	EYBL CarTex, Inc.
Sprint	Leawood, KS	three-story office building	Sprint Communications Company L.P.
Johnson Matthey	Wayne, PA	two-story research and development office and warehouse building	Johnson Matthey, Inc.
Gartner	Fort Myers, FL	two-story office building	Gartner Group, Inc.
Siemens	Troy, MI	three-story office building	Siemens Automotive Corporation
AT&T Oklahoma	Oklahoma City, OK	one-story office building and a two-story office building	AT&T Corp.
Comdata	Brentwood, TN	three-story office building	Comdata Network, Inc.

Selected financial information for Wells Fund XII is summarized below:

	2002	2001	2000	1999
Gross Revenues	$1,727,330	$1,661,194	$929,868	$160,379
Net Income	$1,547,894	$1,555,418	$856,228	$122,817
Cash Distributions to Limited Partners holding Cash Preferred Units per $1,000 Invested	$94	$92	$77	$17

Wells Fund XIII began its offering on March 29, 2001. As of December 31, 2002, Wells Fund XIII had received gross proceeds of $27,232,886 representing subscriptions from 1,170 limited partners. As of December 31, 2002, $22,018,166 of the gross proceeds were attributable to sales of cash preferred units and $5,214,720 were attributable to sales of tax preferred units. As of December 31, 2002, Wells Fund XIII owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
AmeriCredit	Orange Park, FL	two-story office building	AmeriCredit Financial Services Corporation
ADIC	Parker, CO	two connected one-story office and assembly buildings	Advanced Digital Information Corporation
John Wiley Indianapolis	Fishers, Indiana	four-story office building	John Wiley & Sons, Inc.

Wells REIT I terminated its first offering on December 19, 1999, and received gross proceeds of $132,181,919. Wells REIT I terminated its second offering on December 19, 2000, and received gross proceeds of $175,229,193. Wells REIT I terminated its third offering on July 26, 2002, and received gross proceeds of approximately $1,282,976,865. Wells REIT I commenced its fourth public offering of the shares of common stock on July 26, 2002. As of December 31, 2002, Wells REIT I had received gross proceeds of approximately $587,134,594. Accordingly, as of December 31, 2002, Wells REIT I had received aggregate gross offering proceeds of approximately $2,156,998,116 from the sale of 215,699,812 shares of its common stock to 58,136 investors. As of December 31, 2002, Wells REIT I owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.
Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.

Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation

Avaya	Oklahoma City, OK	one-story office building	Avaya, Inc.

Fairchild	Fremont, CA	one-story office and warehouse building	Fairchild Technologies U.S.A., Inc.

Cort Furniture	Fountain Valley, CA	two-story office and manufacturing building	Cort Furniture Rental Corporation

Eisenhower Blvd Tampa	Tampa, FL	four-story office building	IBM

AT&T Pennsylvania	Harrisburg, PA	four-story office building	Pennsylvania Cellular Telephone Corp.

Matsushita	Lake Forest, CA	two-story office building	Matsushita Avionics Systems Corporation

EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building	EYBL CarTex, Inc.

Sprint	Leawood, KS	three-story office building	Sprint Communications Company, L.P.

Alstom Power Richmond	Midlothian, VA	four-story office building	Alstom Power, Inc.

Johnson Matthey	Wayne, PA	research and development, office and warehouse building	Johnson Matthey, Inc.

Videojet Technologies Chicago	Wood Dale, IL	two-story office, assembly and manufacturing building	Videojet Technologies, Inc.

Gartner	Ft. Myers, FL	two-story office building	The Gartner Group, Inc.

Cinemark	Plano, TX	five-story office building	Cinemark USA, Inc. The Coca-Cola Company

Metris Tulsa	Tulsa, OK	three-story office building	Metris Direct, Inc.

Dial	Scottsdale, AZ	two-story office building	Dial Corporation

ASML	Tempe, AZ	two-story office building	ASM Lithography, Inc.

Motorola Tempe	Tempe, AZ	two-story office building	Motorola, Inc.

Siemens	Troy, MI	three-story office building	Siemens Automotive Corp.

Avnet	Tempe, AZ	two-story office building	Avnet, Inc.

Delphi	Troy, MI	three-story office building	Delphi Automotive Systems, LLC

Quest	Irvine, CA	two-story office building	Quest Software, Inc.

Motorola Plainfield	S. Plainfield, NJ	three-story office building	Motorola, Inc.

Stone & Webster	Houston, TX	six-story office building	Stone & Webster, Inc. SYSCO Corporation

Metris Minnesota	Minnetonka, MN	nine-story office building	Metris Direct, Inc.

AT&T Oklahoma	Oklahoma City, OK	one-story office building and a two-story office building	AT&T Corp. Jordan Associates, Inc.

Comdata	Brentwood, TN	three-story office building	Comdata Network, Inc.

AmeriCredit	Orange Park, FL	two-story office building	AmeriCredit Financial Services Corporation

State Street	Quincy, MA	seven-story office building	SSB Realty, LLC

IKON	Houston, TX	two one-story office buildings	IKON Office Solutions, Inc.

Nissan	Irving, TX	three-story office building	Nissan Motor Acceptance Corporation

Ingram Micro	Millington, TN	one-story office and warehouse building	Ingram Micro, L.P.

Lucent	Cary, NC	four-story office building	Lucent Technologies, Inc.

ADIC	Parker, CO	two one-story office and assembly buildings	Advanced Digital Information Corporation

Convergys	Tamarac, FL	two-story office building	Convergys Customer Management Group, Inc.

Windy Point I	Schaumburg, IL	seven-story office building	TCI Great Lakes, Inc. The Apollo Group, Inc. Global Knowledge Network Various other tenants

Windy Point II	Schaumburg, IL	eleven-story office building	Zurich American Insurance Company, Inc.

Vertex Sarasota	Sarasota, FL	three-story office building	Vertex Tax Technology Enterprises LLC

Transocean Houston	Houston, TX	six-story office building	Transocean Deepwater Offshore Drilling, Inc. Newpark Drilling Fluids, Inc.

Novartis Atlanta	Duluth, GA	four-story office building	Novartis Opthalmics, Inc.

Dana Kalamazoo	Kalamazoo, MI	two-story office and industrial building	Dana Corporation

Dana Detroit	Farmington Hills, MI	three-story office and research and development building	Dana Corporation

Travelers Express Denver	Lakewood, CO	two one-story office buildings	Travelers Express Company, Inc.

Agilent Atlanta	Alpharetta, GA	two-story office building	Agilent Technologies, Inc. Koninklijke Philips Electronics N.V.

BellSouth Ft. Lauderdale	Ft. Lauderdale, FL	one-story office building	BellSouth Advertising and Publishing Corporation

Experian/TRW	Allen, TX	two-two-story office buildings	Experian Information Solutions, Inc.

Agilent Boston	Boxborough, MA	three-story office building	Agilent Technologies, Inc.

TRW Denver	Aurora, CO	three-story office building	TRW, Inc.

MFS Phoenix	Phoenix, AZ	three-story office building	Massachusetts Financial Services Company

ISS Atlanta	Atlanta, GA	two five-story office buildings	Internet Security Systems, Inc.

PacifiCare San Antonio	San Antonio, TX	two-story office building	PacifiCare Health Systems, Inc.

Kerr-McGee	Houston, TX	four-story office building	Kerr-McGee Oil & Gas Corporation

BMG Greenville	Greenville, SC	two one-story distribution facilities	BMG Marketing, Inc. and BMG Music

Kraft Atlanta	Suwanee, GA	one-story office building	Kraft Foods North America, Inc. and PerkinElmer Instruments, LLC

Nokia Dallas	Irving, TX	three office buildings	Nokia, Inc.

Harcourt Austin	Austin, TX	seven-story office building	Harcourt, Inc.

IRS Long Island	Holtsville, NY	two-story office building and one-story daycare facility	United States of America

AmeriCredit Phoenix	Chandler, AZ	three-story office building	AmeriCredit Financial Services, Inc.

KeyBank Parsippany	Parsippany, NJ	four-story office building	KeyBank U.S.A., N.A. and Gemini Technology Services

Allstate Indianapolis	Indianapolis, IN	one-story office building	Allstate Insurance Company

Federal Express Colorado Springs	Colorado Springs, CO	three-story office building	Federal Express Corporation

EDS Des Moines	Des Moines, IA	one-story office and distribution building	EDS Information Services, L.L.C.

Intuit Dallas	Plano, TX	two-story office building	Intuit, Inc.

Daimler Chrysler Dallas	Westlake, TX	two-story office building	Daimler Chrysler Services North America LLC

NASA	Washington, DC	two nine-story office buildings	United States of America (NASA) and The Office of the Comptroller of the Currency

Capital One Richmond	Glen Allen, VA	three three-story office buildings	Capital One Services, Inc.

Caterpillar Nashville	Nashville, TN	11-story office building	Caterpillar Financial Services Corporation

John Wiley Indianapolis	Fishers, IN	four-story office building	John Wiley & Sons, Inc.

Nestle	Glendale, CA	20-story office building	Nestle USA, Inc.

Selected financial information for Wells REIT I is summarized below:

	2002	2001	2000	1999	1998
Gross Revenues	$139,969,246	$49,308,802	$23,373,206	$6,495,395	$395,178
Net Income	$60,866,964	$21,723,967	$8,552,967	$3,884,649	$334,034
Dividends per $1,000 Invested	$75	$76	$73	$70	$31

The information set forth above should not be considered in any way indicative of results to be expected from us.

All of the properties acquired by the above Wells public programs, except for those acquired solely by Wells REIT I, were purchased and developed on an all cash basis.

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of Wells Capital and its affiliates. In addition, upon request, prospective investors may obtain from Wells Capital without charge copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to Wells Capital. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells public programs. We will furnish, without charge, copies of such table upon request.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary of material federal income tax considerations to us and our stockholders relating to this registration statement and the treatment of us as a REIT is for general purposes only and is not tax advice. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholders’ particular circumstances nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers, and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

Beginning with our taxable year that will end December 31, 2003, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that beginning with that taxable year we have been organized and have operated in a manner to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

Alston & Bird LLP has acted as tax counsel to us in connection with this offering. Alston & Bird LLP is of the opinion that based on our proposed method of operation, we are in a position to qualify for taxation as a REIT for the taxable year that will end December 31, 2003. Alston & Bird’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Alston & Bird LLP has not independently verified these facts. In addition, our qualification as a REIT is dependent, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2003, or in any future year.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders each year. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, if we have net income from “foreclosure property” held primarily for sale to customers in the ordinary course of business, including income from the sale or other disposition of such property, we will be subject to tax at the highest corporate rate on such income to the extent that it does not constitute qualifying income for purposes of the 75% income test (discussed below).

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property that is held primarily for sale to customers in the ordinary course of business but that is not foreclosure property), we will be subject to a 100% tax on such income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other safe harbor requirements have been met, we will be subject to a 100% tax on the net income attributable to (1) the greater of (a) the amount by which we fail the 75% income test or (b) the amount by which 90% of our gross income exceeds the amount of income qualifying for the 95% income test, multiplied by (2) a fraction intended to reflect our profitability.

Sixth, if we fail to distribute each year at least the sum of:

(1)	85% of our ordinary income for such year;

(2)	95% of our capital gain net income for such year; and

(3)	any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which income tax is paid at the corporate level.

Seventh, if we acquire any asset from a corporation generally subject to full corporate-level tax in a carryover-basis transaction and we subsequently recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, pursuant to guidelines issued by the IRS (the “Built-In Gain Rules”).

Eighth, subject to certain exceptions, we will be subject to a 100% tax if our transactions with our “taxable REIT subsidiaries” are not at arm’s length, i.e. transactions in good faith by parties with independent interests under no compulsion to act.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income and nature of assets.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association that:

(1)	is managed by one or more trustees or directors;

(2)	uses transferable shares or transferable certificates to evidence beneficial ownership;

(3)	would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

(5)	has at least 100 persons as beneficial owners;

(6)	during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities;

(7)	files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8)	meets other tests described below, including with respect to the nature of its assets and income.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Our beneficial ownership is evidenced by transferable shares. However, our charter currently includes certain restrictions regarding transfer of our common stock, which are intended (among other things) to assist us in continuing to satisfy conditions (5) and (6) noted above. We do not believe these restrictions cause our shares to be nontransferable within the meaning of Section 856(a)(2).

To monitor compliance with the share ownership requirements, the federal tax laws require us to maintain records regarding the actual ownership of our shares. To do so, we must require written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this requirement must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition.

As a REIT, we are subject to other recordkeeping and reporting requirements, including, for example, information relating to activities performed by independent contractors and distributions.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local income taxation in some states. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary of ours. In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. We cannot assure you that our taxable REIT subsidiary will not be limited in its ability to deduct interest payments (if any) made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by our taxable REIT subsidiary for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries. Moreover, all of our taxable REIT subsidiaries cannot total more than 20% of the total value of our assets.

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of Wells OP II will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, Wells OP II’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of Wells OP II for purposes of applying and meeting the various REIT requirements.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including “rents from real property” and, in certain circumstances, interest). Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest, or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to the making of investments in properties, we may satisfy the 75% gross income test and the 95% income test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as mortgage-backed securities or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments,” however, so that there can be no assurance that the IRS will agree with this method of calculation.

Rents we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, “rents from real property” excludes any amount received directly or indirectly from any corporation in which we own 10% or more of the total combined voting power of all classes of voting stock or 10% or more of the total number of shares of all classes of stock and from any other person in which we own an interest of 10% or more in the assets or net profits of such person. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate any such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services to tenants of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property.

We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related party tenants.

The Operating Partnership may provide certain services with respect to our properties. We believe that these services will be of the type that are usually or customarily rendered in connection with the rental of space for occupancy only and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Fees to perform property management services for properties that we do not own will not qualify under the 75% or the 95% gross income tests. Either we or Wells OP II also may receive certain other types of income with respect to our properties that will not qualify for either of these tests. We, however, believe that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause us to exceed the limits for non-qualifying income under the 75% and 95% gross income tests.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

If we fail one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under a certain provision of the Code. This relief provision generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not due to willful neglect; (2) we attach a schedule of the nature and amount of each item of income to our federal income tax return; and (3) the inclusion of any incorrect information on such schedule is not due to fraud with the intent to evade tax. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test). Third, except for equity investments in REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. However, debt of an issuer will not count as a security for purposes of the 10% value test if the debt securities are “straight debt” as defined in Section 1361 of the Code and one of the following conditions is met:

•	the issuer is an individual;

•	the only securities of the issuer that we hold are straight debt; or

•	the issuer is a partnership and we hold at least a 20% profits interest in the partnership.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

To qualify for taxation as a REIT, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of

(1)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain), and

(2)	90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November, or December, the dividends were payable to stockholders of record on a specified date in such a month, and the dividends were actually paid during January of the subsequent year; or (2) the dividends were declared before we timely file our federal income tax return for such year, the dividends were distributed in the

12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.

Second, we must distribute during each calendar year at least the sum of

(1)	85% of our ordinary income for that year,

(2)	95% of our capital gain net income for that year, and

(3)	any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

Third, if we dispose of any asset, which is subject to the Built-In Gain Rules, during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Wells OP II partnership agreement authorizes us, as general partner, to take such steps as may be necessary to cause Wells OP II to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Wells Capital or its affiliates. In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law, but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease the earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, the distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain. In addition, a REIT cannot have, at the close of any taxable year, accumulated earnings and profits attributable to any non-REIT year and remain qualified as a REIT.

Failure to Qualify

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends, taxable to individuals at preferential rates under the Jobs and Growth Relief Reconciliation Act of 2003 (the “2003 Act”). Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

When we use the term “U.S. Stockholder,” we mean a holder of common stock that, for federal income tax purposes:

(1)	is a citizen or resident of the United States;

(2)	is a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or of any of its political subdivisions;

(3)	is an estate the income of which is subject to federal income taxation regardless of its source, or

(4)	is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to U.S. Stockholders, other than capital gain dividends discussed below, will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. An exception applies, however, and individual stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder’s shares of common stock and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the dividends during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in “ — Federal Income Taxation of the Company” above.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designated as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held the stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Certain Dispositions of Shares

In general, you will realize capital gain or loss on the disposition of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition, and (2) your adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that you held for less than six months (after applying certain holding company rules) will be treated as a long-term capital loss to the extent of any capital gain dividend you received with respect to those shares.

The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if the stockholder has held the asset for more than one year, it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

Passive Activity Loss and Investment Interest Limitations

You may not treat distributions we make to you or any gain from disposing of our common stock as passive activity income. Therefore, you will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless you elect to have such gain taxed at ordinary income rates.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (“UBTI”) unless the tax-exempt stockholder has borrowed to acquire or carry our shares of common stock. Qualified trusts that hold more than 10% (by value) of the shares of pension-held REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Code, to the extent required to trigger the treatment of our income as UBTI to such trusts.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States income taxation of non-U.S. Stockholders are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in our common stock, including any reporting requirements.

In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not so effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.

Distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against its resulting federal income tax liability an amount equal to its proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent its proportionate share of this tax paid by us were to exceed its actual federal income tax liability.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

Unless our common stock constitutes a “U.S. real property interest” within the meaning of FIRPTA, a sale of common stock by a non-U.S. Stockholder generally will not be subject to federal income taxation. Our common stock will not constitute a U.S. real property interest if we are a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. We currently anticipate that we will be a domestically-controlled REIT and, therefore, that the sale of common stock will not be subject to taxation under FIRPTA. However, because the common stock will be publicly traded, we cannot assure you that we will be a domestically-controlled REIT. If we were not a domestically-controlled REIT, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock were subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident alien individual’s gains from the sale of common stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically-controlled REIT. Otherwise, the purchaser of common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Our shares of common stock will not be “regularly traded” on an established securities market.

Upon the death of a nonresident alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 30% for 2003 (currently scheduled to be reduced to 28% by 2006) on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)	the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)	the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3)	the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)	the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding. In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Non-U.S. Stockholders

Generally information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 30% (scheduled to be reduced to 28% by 2006) may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly backup withholding unless the non-U.S. Stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. Stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Under these Treasury regulations, some stockholders are required to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regards to U.S. information reporting and backup withholding.

Tax Aspects of Wells OP II

General

We expect that substantially all of our investments will be held through Wells OP II. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of Wells OP II’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we will include our proportionate share of assets held by Wells OP II in the REIT asset tests.

Tax Allocations with Respect to our Properties

When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. That carryover basis is equal to the contributing partner’s adjusted basis in the property rather than the fair market value of the property at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Wells OP II may be formed by way of contributions of appreciated property, and future contributions to Wells OP II may also take the form of appreciated property. Consequently, Wells OP II agreement will require tax allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the partners who have contributed their interests in properties to Wells OP II (the “Contributing Partners”) will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a Book-Tax Difference, all taxable income attributable to such Book-Tax Difference generally will be allocated to the Contributing Partners and the Company generally will be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of such properties. This will tend to eliminate the Book-Tax Difference over the life of Wells OP II. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of Wells OP II may cause us to be allocated lower depreciation and other deductions and cause Contributing Partners to be allocated less taxable income. As a result, we could recognize taxable income in excess of distributed amounts, which might adversely affect our ability to comply with the REIT distribution requirements and Contributing Partners may realize income on the distribution of cash because their basis has not been increased sufficiently from income allocations. See “—Annual Distribution Requirements.”

With respect to any property purchased by Wells OP II, such property initially will have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

Basis in Operating Partnership Interest

Our adjusted tax basis in our interest in Wells OP II generally

(1)	will be equal to the amount of cash and the basis of any other property that we contributed to Wells OP II,

(2)	will be increased by (a) our allocable share of Wells OP II’s income and (b) our allocable share of indebtedness of Wells OP II and

(3)	will be reduced, but not below zero, by our allocable share of (a) losses suffered by Wells OP II, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of Wells OP II.

If the allocation of our distributive share of Wells OP II’s loss exceeds the adjusted tax basis of its partnership interest in Wells OP II, the recognition of such excess loss will be deferred until such time and to the extent that it has an adjusted tax basis in our partnership interest. To the extent that Wells OP II’s distributions, or any decrease in our share of the indebtedness of Wells OP II (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in Wells OP II has been held for longer than one year, subject to reduced tax rates described above (See “— Taxation of U.S. Stockholders—Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Depreciation Deductions Available to Wells OP II

Wells OP II will use a portion of contributions made by us from offering proceeds to acquire interests in properties. Wells OP II’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Wells OP II. Wells OP II plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation (ADS). Under ADS, Wells OP II generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that Wells OP II acquires properties in exchange for units of Wells OP II, Wells OP II’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Wells OP II. Although the law is not entirely clear, Wells OP II generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors of such properties.

Sale of the Properties

Our share of gain realized by Wells OP II on the sale of any property held by Wells OP II as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP II’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “—Requirements for Qualification—Income Tests.” Such prohibited transaction income also may have an adverse effect upon its ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of Wells OP II’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow Wells OP II to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP II’s trade or business.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA), and the Internal Revenue Code, each as amended through the date of this prospectus, and relevant regulations and opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations – Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term “plan assets,” however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be “plan assets” of Benefit Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we anticipate having well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable. “

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If Wells Capital, our advisor, or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

We have obtained an opinion from Alston & Bird LLP that it is more likely than not that our shares will be deemed to constitute “publicly-offered securities” and, accordingly, that it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets were not deemed to be “plan assets,” the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Wells Capital, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on NASDAQ, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to have our advisor prepare annual reports of the estimated value of our shares.

Until three full fiscal years after we have ceased raising significant funds from equity sales, we intend to use the most recent offering price of our shares as the per share net asset value. Therefore, we will have our advisor prepare estimated valuations utilizing the methodology described above. You should be cautioned, however, that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the advisor’s estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. In addition, property values could decline. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you:

•	that the estimated values we obtain could or will actually be realized by us or by our stockholders upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	that our stockholders could realize these values if they were to attempt to sell their shares; or

•	that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

Our amended and restated charter will authorize the issuance of 1,000,000,000 shares of capital stock, of which 900,000,000 shares will be designated as common stock with a par value of $0.01 per share, and 100,000,000 shares will be designated as preferred stock. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

As of the date of this prospectus, 100 shares of our common stock were issued and outstanding, and no shares of preferred stock or shares-in-trust were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange or the Nasdaq Stock Market, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10% of the shares. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of the votes cast is sufficient to elect a director.

To the extent permitted by Maryland law, our charter provides that the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

Wells Capital, as our advisor, is selected and approved annually by our directors. While the stockholders do not have the ability to vote to replace Wells Capital or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our articles of incorporation contain a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

Shares which, if transferred, would be in excess of the ownership limit will be designated as “shares-in-trust” and will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are designated as shares-in-trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

At our direction, the trustee will transfer the shares-in-trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust, or (2) the market price per share on the date of the transfer or redemption.

Any person who (1) acquires shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event, or (2) transfers or receives shares subject to such limitations is required to give us 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until (1) our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our stockholders.

The ownership limit does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer and at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized.

Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

In addition, our charter also limits your ability to transfer your shares to prospective stockholders unless they meet suitability standards regarding income or net worth. See “Suitability Standards and Minimum Purchase Requirements.”

Dividends

Dividends will be paid on a quarterly basis regardless of the frequency with which such dividends are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon their purchase of shares. We then make quarterly dividend payments following such calculation.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income.

Dividends will be declared at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue securities or sell assets in order to make dividend distributions.

We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

We currently have a dividend reinvestment plan available that allows you to have your dividends otherwise distributable to you invested in additional shares of our common stock for $10 per share, except that purchasers who qualify for a discount in this offering may also reinvest the related dividends at the same discounted purchase price. You may purchase shares under our dividend reinvestment plan until all of the shares registered as part of this offering have been sold. A copy of our Dividend Reinvestment Plan is included as Exhibit B to this prospectus.

You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded.

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

Share Redemption Program

Our stockholders who have held their shares for at least one year may seek the redemption of their shares, subject to the significant conditions and limitations described below. Redemption of shares will be made quarterly, after the dividend distributions, on a first-come, first-serve basis. The share redemption program is not available to those who purchase their shares from another stockholder.

Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan.

In the event of the death of a stockholder, shares owned by that stockholder may be redeemed at an amount equal to the lesser of (1) $10.00 per share or (2) the purchase price paid for the shares. In addition, the one-year holding period requirement will be waived for redemption requests following the death of a stockholder.

For all other redemptions, you may redeem your shares for $8.00 per share. In the event that you are redeeming all of your shares, there is no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

Our board of directors reserves the right in its sole discretion at any time and from time to time to terminate or amend any term of our share redemption program. In addition, our board of directors has delegated to our officers the right to repeat any request for redemption at any time and for any reason.

We cannot guarantee that the funds set aside for our share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-serve basis.

Our share redemption program is only intended to provide limited liquidity for stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity, which we refer to as a “a Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq; or

•	a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights; the term of our existence, compensation to Wells Capital or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of us;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares – Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Wells Operating Partnership II, L.P., which we refer to as “Wells OP II,” was formed in July 2003 to acquire, own and operate properties on our behalf. It is considered to be an Umbrella Partnership Real Estate Investment Trust (UPREIT), which is a structure generally utilized to provide for the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Wells OP II, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-deferred basis. Further, Wells OP II is structured to make distributions with respect to limited partnership units that will be equivalent to the dividend distributions made to our stockholders. Finally, a limited partner in Wells OP II may later exchange his or her limited partnership units in Wells OP II for shares of our common stock (in a taxable transaction) and, if our shares are then listed, achieve liquidity for his or her investment.

Substantially all of our assets will be held by Wells OP II, and we intend to make future acquisitions of real properties using the UPREIT structure. We are the sole general partner of Wells OP II. Wells Capital, our advisor, has irrevocably committed to purchase $200,000 of limited partnership units in Wells OP II prior to commencement of this offering and will therefore be the only initial limited partner. As the sole general partner, we have the exclusive power to manage and conduct the business of Wells OP II.

The following is a summary of certain provisions of the partnership agreement of Wells OP II. This summary is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP II as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP II will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP II requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP II on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP II to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP II and us.

Operations

The partnership agreement of Wells OP II provides that Wells OP II is to be operated in a manner that will (1) enable us to satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Wells OP II will not be classified as a

“publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Wells OP II being taxed as a corporation, rather than as a partnership.

The partnership agreement provides that Wells OP II will distribute cash flow from operations to the limited partners of Wells OP II in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us as general partner such that a holder of one unit of limited partnership interest in Wells OP II will receive the same amount of annual cash flow distributions from Wells OP II as the amount of annual dividends paid to the holder of one of our shares. Remaining cash from operations will be distributed to us as the general partner to enable us to make dividend distributions to our stockholders.

Similarly, the partnership agreement of Wells OP II provides that taxable income is allocated to the limited partners of Wells OP II in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Wells OP II will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP II.

Upon the liquidation of Wells OP II, after payment of debts and obligations, any remaining assets of Wells OP II will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by Wells OP II in acquiring and operating real properties, Wells OP II will pay all of our administrative costs and expenses and such expenses will be treated as expenses of Wells OP II. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

Exchange Rights

The limited partners of Wells OP II, including Wells Capital, have the right to cause Wells OP II to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, or (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) until the units have been held for one year.

Subject to the foregoing, limited partners may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of Wells OP II, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Wells OP II (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Wells OP II in return for an interest in Wells OP II and agrees to assume all obligations of the general partner of Wells OP II. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Wells OP II, other than Wells Capital. With certain exceptions, the limited partners may not transfer their interests in Wells OP II, in whole or in part, without our written consent as the general partner. In addition, Wells Capital may not transfer its interest in Wells OP II as long as it is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for our shares, in which case similar restrictions on transfer will apply to the shares of our common stock received by Wells Capital.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 600,000,000 shares through Wells Investment Securities, our Dealer Manager, a registered broker-dealer affiliated with Wells Capital, our advisor. (See “Conflicts of Interest.”) Except as noted below, we are offering the shares at a price of $10.00 per share on a “best efforts” basis, which means that the Dealer Manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares. Included among the 600,000,000 shares we are offering with this prospectus are shares issuable under our dividend reinvestment plan. We have authorized the issuance of 60,000,000 shares under our dividend reinvestment plan, but we may increase or decrease this amount.

The offering of shares will terminate by             , 2005. However, we reserve the right to terminate this offering at any time prior to such termination date.

Underwriting Compensation and Terms

Except as provided below, the Dealer Manager will receive selling commissions of 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the Dealer Manager’s wholesalers. Out of its dealer manager fee, the Dealer Manager may pay salaries and commissions to its wholesalers in the aggregate amount of up to 1% of the gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. We will pay the same selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan as we paid in connection with the sale of the underlying shares to which the dividends relate.

The Dealer Manager may authorize certain other broker-dealers who are members of the NASD, which we refer to as Participating Dealers, to sell our shares. In the event of the sale of shares by such Participating Dealers, the Dealer Manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such Participating Dealers. In addition, in the event of the sale of shares by Participating Dealers or affiliated registered investment advisers of Participating Dealers, the Dealer Manager may reallow up to 1.5% of its dealer manager fee to Participating Dealers. Such dealer manager fee re-allowance is to be paid to such Participating Dealers as marketing fees, to reimburse representatives of such Participating Dealers the costs and expenses of attending our educational conferences and seminars or to defray other distribution-related expenses. In addition, unless otherwise agreed with the Dealer Manager, Participating Dealers will be reimbursed for bona fide due diligence expenses, not to exceed 0.5% of the gross offering proceeds in the aggregate.

In no event shall the total aggregate underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, exceed 9.5% of gross offering proceeds in the aggregate, except for bona fide due diligence expenses not to exceed 0.5% of gross offering proceeds in the aggregate.

The Participating Dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold. We have agreed to indemnify the Participating Dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

In the event that an investor (1) has engaged the services of a registered investment adviser or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department, we will sell shares to or for the account of such investor for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable. Additionally, we will waive the selling commissions on shares purchased as a reinvestment of dividends paid on such underlying shares under our dividend reinvestment plan. The net proceeds to us will not be affected by waiving the commissions payable in connection with such transactions. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in Wells REIT II.

We may sell shares to retirement plans of Participating Dealers, to Participating Dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales made net of commissions will be identical to the net proceeds we receive from other sales of shares.

Our directors and officers, as well as directors, officers and employees of Wells Capital or its affiliates, may purchase shares in this offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Wells Capital and its affiliates shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Subscription Procedures

We will not sell any shares unless we sell a minimum of 250,000 shares by             , 2004 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, SouthTrust Bank, in trust for subscribers’ benefit, pending release to us. If we do not sell at least 250,000 shares by             , 2004, we will return all funds in the escrow account (including interest), and we will stop selling shares.

You should pay for your shares by check payable to “Wells Real Estate Investment Trust II, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

An investor’s initial purchase of shares in Wells REIT II must be for whole shares and for not less than 100 shares ($1,000). (See “Suitability Standards and Minimum Purchase Requirements.”) Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied this minimum purchase requirement or have purchased units or shares in other Wells-sponsored public real estate programs may purchase less than the minimum number of shares discussed above, provided that such investors purchase a minimum of 2.5 shares ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 shares ($25), except for purchases made pursuant to our dividend reinvestment plan or reinvestment plans of other Wells-sponsored public real estate programs.

Investors who desire to establish an IRA for purposes of investing in shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with our advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

The Dealer Manager and each Participating Dealer who sells shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. (See “Suitability Standards and Minimum Purchase Requirements.”) In making this determination, the Dealer Manager or Participating Dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the Participating Dealer will be responsible for determining suitability. The Dealer Manager or Participating Dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material may include information relating to this offering, the past performance of Wells Capital, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part or as forming the basis of the offering of the shares.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Alston & Bird LLP has also represented Wells Capital, our advisor, as well as various other affiliates of Wells Capital, in other matters and may continue to do so in the future.

EXPERTS

Our consolidated balance sheet at July 7, 2003, appearing in this registration statement and related prospectus has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of the offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.

We also maintain an Internet site at http://www.wellsref.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO CONSOLIDATED BALANCE SHEET AND

PRIOR PERFORMANCE TABLES

All other schedules are omitted because they are not applicable, or because the required information is included in the financial statements or notes thereto.

Report of Independent Auditors

To the Board of Directors and Stockholder

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying consolidated balance sheet of Wells Real Estate Investment Trust II, Inc. as of July 7, 2003. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Wells Real Estate Investment Trust II, Inc. at July 7, 2003 in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

Atlanta, Georgia

The foregoing report is in the form that we anticipate will be signed upon the adoption of the employee stock option plan, the independent director stock option plan, the dividend reinvestment plan and the share redemption program described in Note 3 to the consolidated balance sheet and the execution of the advisory agreement, property management, leasing and asset management agreement and dealer manager agreement described in Note 4 to the consolidated balance sheet.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

July 14, 2003

Wells Real Estate Investment Trust II, Inc.

Consolidated Balance Sheet

July 7, 2003

Assets
Cash	$1,000

Total Assets	$1,000

Liabilities and Stockholder’s Equity
Liabilities
Total Liabilities	$—
Commitments and Contingencies
Stockholder’s Equity
Preferred Stock, $0.01 par value; 10,000 shares authorized, no shares issued and outstanding	—
Common Stock, $0.01 par value; 90,000 shares authorized, 100 shares issued and outstanding	1
Additional Paid-in Capital	999

Total Stockholder’s Equity	1,000

Total Liabilities and Stockholder’s Equity	$1,000

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

JULY 7, 2003

1. ORGANIZATION

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) was formed on July 3, 2003 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). Wells REIT II expects to engage in the acquisition and ownership of commercial real properties, throughout the United States, including properties which are under construction, are newly constructed or have operating histories. Wells REIT II may invest in office buildings, shopping centers, other commercial and industrial properties or other real estate properties. All such properties may be acquired directly or through joint ventures with real estate limited partnerships sponsored by Wells Capital, Inc. (the “Advisor”), affiliates of the Advisor, or other third parties.

Substantially all of Wells REIT II’s business will be conducted through Wells Operating Partnership II, L.P. (“Wells OP II”), a Delaware limited partnership. Wells OP II was formed on July 3, 2003, to acquire, develop, own, lease, and operate real properties on behalf of Wells REIT II, either directly, through wholly-owned subsidiaries or through joint ventures. Wells REIT II is the sole general partner of Wells OP II and possesses full legal control and authority over the operations of Wells OP II. On July 7, 2003, the Advisor irrevocably committed to purchase 20,000 limited partner units in Wells OP II in exchange for $200,000. Wells REIT II does not have any other subsidiaries at July 7, 2003.

As of July 7, 2003, Wells REIT II and Wells OP II have neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that Wells REIT II or Wells OP II will invest.

The board of directors of Wells REIT II intends to amend the articles of incorporation to authorize additional shares of common stock and offer for sale a maximum of 600 million shares of $0.01 par value per share common stock, at a price of $10 per share. As of July 7, 2003 Wells REIT II had sold 100 shares to the Advisor at the proposed initial public offering price of $10 per share and no other shares have been issued by Wells REIT II.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated balance sheet includes the accounts of Wells REIT II and Wells OP II. The balance sheet of Wells OP II is prepared using accounting policies consistent with Wells REIT II. All significant inter-company balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Wells REIT II considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short term investments. Short term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of Wells REIT II’s cash as of July 7, 2003.

Distribution Policy

Wells REIT II intends to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of the taxable income of Wells REIT II. Wells REIT II expects to declare dividends in advance of the quarter to which they relate based on a daily rate and pay the dividends at the end of the quarter.

Dividends to be distributed to stockholders will be determined by the board of directors of Wells REIT II and will be dependent upon a number of factors relating to Wells REIT II, including funds available for payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain Wells REIT II’s status as a REIT under the Internal Revenue Code.

Offering and Related Costs

Organization and offering costs of Wells REIT II are incurred by the Advisor on behalf of Wells REIT II and, accordingly are not a direct liability of Wells REIT II. Such costs shall include legal and accounting fees, printing costs, and other offering expenses, and specifically exclude sales or underwriting commissions. Wells REIT II will be obligated to reimburse the Advisor in an amount equal to the lesser of actual costs incurred, or 2% of total capital raised from the offering and sale of shares of common stock to the public. As of July 7, 2003, the Advisor had incurred organization and offering expenses on behalf of Wells REIT II of approximately $75,000, which will be reimbursed by Wells REIT II upon the sale of shares to the public under the terms of the anticipated Advisory Agreement discussed in Note 4. In the event that the minimum shares of common stock are not sold to the public, Wells REIT II has no obligation to reimburse the Advisor for these costs.

Subscribed Capital

Wells REIT II may not issue shares in return for a commitment to contribute by stockholders. However, Wells OP II may sell shares of subscribed capital and any amounts sold in such a manner are reported as a reduction to equity.

Income Taxes

Wells REIT II intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable period ending December 31, 2003. To qualify as a REIT, Wells REIT II must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of Wells REIT II’s ordinary taxable income to stockholders. As a REIT, Wells REIT II generally will not be subject to federal income tax on taxable income that it distributes to stockholders. If Wells REIT II fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Wells REIT II relief under certain statutory provisions. Such an event could materially adversely affect Wells REIT II’s net income and net cash available for distribution to stockholders. However, Wells REIT II intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3. STOCKHOLDER’S EQUITY

General

Under the Articles of Incorporation of Wells REIT II, the total number of shares of stock authorized for issuance is 100,000, consisting of 90,000 common shares and 10,000 preferred shares, each as defined by Wells REIT II’s Articles of Incorporation.

The common shares have a par value of $0.01 per share and entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock have no preferences or preemptive, conversion or exchange rights. As of July 7, 2003, Wells REIT II has authorized 90,000 shares and issued 100 shares of common stock.

Wells REIT II is authorized to issue one or more series of preferred shares. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares constituting such series and the designation, preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares. As of July 7, 2003, Wells REIT II has authorized 10,000 shares of preferred stock, but none have been issued.

Employee Stock Option Plan

Wells REIT II intends to adopt an Employee Stock Option Plan of Wells Real Estate Investment Trust II, Inc. (the “Employee Stock Option Plan”), which provides for grants of “non-qualified” stock options to be made to selected employees of Wells Capital and Wells Management, subject to the limitations of the Employee Stock Option Plan. The number of shares as well as the terms and conditions relating to exercise price, exercise term and option grant process have not been determined as of July 7, 2003.

Independent Director Stock Option Plan

Wells REIT II intends to adopt an Independent Director Stock Option Plan for Wells Real Estate Investment Trust II, Inc, (the “Independent Director Stock Option Plan”), which provides for grants of stock to be made to independent non-employee directors of Wells REIT II. The number of shares as well as the terms and conditions relating to exercise price, exercise term and option grant process have not been determined as of July 7, 2003.

Dividend Reinvestment Plan

Wells REIT II intends to adopt a dividend reinvestment plan (the “DRP”), through which common stockholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of Wells REIT II’s common stock in lieu of receiving cash dividends. It is expected that the shares may be purchased at a fixed price per share and participants in the DRP may purchase fractional shares so that 100% of the dividends will be used to acquire shares of the Wells REIT II’s stock. The terms and conditions regarding the fees to be paid with respect to the DRP have not been finalized as of July 7, 2003.

Share Redemption Program

As Wells REIT II’s stock is currently not listed on a national exchange, there is no market for Wells REIT II’s stock. As a result, there is risk that a stockholder may not be able to sell Wells REIT II’s stock at a time or price acceptable to the stockholder. Therefore Wells REIT II intends to approve a share redemption plan for stockholders who hold the shares for more than one year, subject to certain limitations and penalties. The conditions of the limitations and penalties have not been finalized as of July 7, 2003. Wells REIT II will have no obligation to repurchase shares under its share redemption program.

4. RELATED PARTY TRANSACTIONS

Advisory Agreement

Wells REIT II anticipates executing an Advisory Agreement with the Advisor which entitles the Advisor to specified fees upon the completion of certain services with regard to the offering of shares to the public and investment of funds in real estate projects, among other services. The terms and conditions of the Advisory Agreement have not been finalized as of July 7, 2003.

Under the terms of the Advisory Agreement, Wells REIT II will reimburse the Advisor for organization and offering costs not to exceed 2% of the offering proceeds raised. To the extent that organization and offering costs exceed 2% of gross offering proceeds, offering costs will be paid by the Advisor and not by the Company. As of July 7, 2003, the Advisor has incurred approximately $75,000 of organization and offering expenses on behalf of Wells REIT II, which is not a liability of Wells REIT II until the Advisory Agreement is executed.

Wells REIT II will pay a fee to the Advisor for certain advisory services related to the acquisition and disposition of investment properties to be determined by the terms of the agreement. As of July 7, 2003, the Advisor has not incurred any such fees on behalf of Wells REIT II.

Wells REIT II anticipates that the Advisor may also earn certain other fees to be determined by the terms of the agreement. As of July 7, 2003, the Advisor has not incurred any such fees on behalf of Wells REIT II.

Administrative Services Reimbursement

Currently Wells REIT II expects that it will have no direct employees. The employees of the Advisor and Wells Management Company, Inc. (“Wells Management”), an affiliate of the Advisor, will perform a full range of real estate services including leasing and property management, accounting, asset management and investor relations for Wells REIT II under the terms of the above mentioned Advisory Agreement. The related expenses will be allocated among Wells REIT II and the various Wells Real Estate Funds based on time spent on each entity by individual personnel.

Property Management, Leasing and Asset Management Agreement

Wells REIT II anticipates executing a Property Management, Leasing, and Asset Management Agreement with Wells Management however the agreement has not been finalized as of July 7, 2003. In consideration for supervising the management and leasing of Wells REIT II’s properties, it is anticipated that Wells REIT II will pay a fee based on a specified percentage of the aggregate fair market value of the all properties owned by Wells REIT II. Certain other fees may also be included in the agreement based on terms other than the specified percentage of the aggregate fair market value of all properties with regard to initial lease up of newly constructed properties or other services provided.

Dealer Manager Agreement

Wells REIT II expects to execute a dealer manager agreement, whereby, Wells Investment Securities, Inc. (“WIS”), an affiliate of the Advisor, performs the dealer manager function for Wells REIT II. For these services, WIS shall earn a fee of 7% of the gross offering proceeds from the sale of the shares of Wells REIT II. Additionally, WIS shall earn a dealer manager fee of 2.5% of the gross offering proceeds at the time the shares are sold. Some of the fees under the dealer manager agreement may be re-allowed to participating broker dealers.

Conflict of Interest

The Advisor also is a general partner or Advisor in various entities affiliated with the Wells Real Estate Funds. As such, there are conflicts of interest where the Advisor, while serving in the capacity as general partner or Advisor for Wells Real Estate Funds, may be in competition with Wells REIT II in connection with property acquisitions or for tenants in similar geographic markets.

5. ECONOMIC DEPENDENCY

Wells REIT II will be dependent on the Advisor for certain services which are essential to Wells REIT II, including the sale of Wells REIT II’s shares of common and preferred stock available for issue, asset acquisition and disposition decisions and other general and administrative responsibilities. Additionally, Wells REIT II will be dependent upon Wells Management to provide certain property management, leasing and asset management services. In the event that these companies will be unable to provide the respective services, Wells REIT II will be required to obtain such services from other sources.

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our advisor, and its affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Investment Trust II, Inc. (Wells REIT II). (See “Investment Objectives and Criteria.”) Except for Wells Real Estate Investment Trust, Inc. (Wells REIT I), all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in Wells REIT II will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties for both Wells REIT II and other Wells Public Programs. The financial results of other Wells Public Programs, thus, may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II – Compensation to Sponsor (in Dollars)

Table III – Annual Operating Results of Wells Public Programs

Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

Table V – Sales or Disposals of Property

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which Wells REIT II has filed with the SEC. Copies of any or all information will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

“Organization Expenses” shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

“Underwriting Fees” shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1999. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2002.

	Wells Real Estate Fund XII, L.P.		Wells Real Estate Investment Trust, Inc.
Dollar Amount Raised	$35,611,192	(3)	$1,458,206,058	(4)

Percentage Amount Raised	100	%(3)	100	%(4)
Less Offering Expenses
Underwriting Fees	9.5%		9.5%
Organizational Expenses	3.0%		3.0%
Reserves(1)	0.0%		0.0%

Percent Available for Investment	87.5%		87.5%
Acquisition and Development Costs
Prepaid Items and Fees related to Purchase of Property	0.0%		0.0%
Cash Down Payment	84.0%		81.7%
Acquisition Fees(2)	3.5%		3.5%
Development and Construction Costs	0.0%		2.3%
Reserve for Payment of Indebtedness	0.0%		0.0%

Total Acquisition and Development Cost	87.5%		87.5%
Percent Leveraged	0.0%		0.0%

Date Offering Began	03/22/99		(4)
Length of Offering	24 mo.		(4)
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	26 mo.		(4)
Number of Investors as of 12/31/02	1,337		37,270

(1)	Does not include general partner contributions held as part of reserves.

(2)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.

(3)	Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.

(4)	This amount includes only Wells Real Estate Investment Trust, Inc.’s second and third offerings. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. began its second offering on December 20, 1999 and closed its second offering on December 19, 2000. It took Wells Real Estate Investment Trust, Inc. 10 months to invest 90% of the amount available for investment in the second offering. The total dollar amount raised in its second offering was $175,229,193. The total dollar amount registered and available to be offered in the third offering was $1,350,000,000. Wells Real Estate Investment Trust, Inc. began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. It took Wells Real Estate Investment Trust, Inc. 21 months to invest 90% of the amount available for investment in the third offering. The total dollar amount raised in its third offering was $1,282,976,862.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

The following sets forth the compensation received by Wells Capital, Inc., our advisor, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1999. All figures are as of December 31, 2002.

	Wells Real Estate Fund XII, L.P.	Wells Real Estate Investment Trust, Inc.(1)	Other Public Programs(2)
Date Offering Commenced	03/22/99	12/20/99	—
Dollar Amount Raised	$35,611,192	$1,458,206,058	$284,902,808
Amount paid to Sponsor from Proceeds of Offering:
Underwriting Fees(3)	$362,416	$59,280,729	$1,646,381
Acquisition Fees
Real Estate Commissions	—		—
Acquisition and Advisory Fees(4)	$1,246,392	$51,037,212	$13,223,204
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor(5)	$520,102	$113,853,928	$7,980,284
Amount Paid to Sponsor from Operations:
Property Management Fee(2)	$158,647	$3,250,927	$2,342,594
Partnership Management Fee	—	—	—
Reimbursements	$205,071	$1,130,152	$3,186,612
Leasing Commissions	$158,647	$3,250,927	$2,342,594
General Partner Distributions	—	—	—
Other	—	—	—
Dollar Amount of Property Sales and Refinancing Payments to Sponsors:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

(1)	This amount includes only the Wells Real Estate Investment Trust, Inc.’s second and third offerings. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193. The total dollar amount registered and available to be offered in the third offering was $1,350,000,000. Wells Real Estate Investment Trust, Inc. closed its third offering on July 26, 2002, and the total dollar amount raised in its third offering was $1,282,976,862.

(2)	Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2002, the aggregate amount of such deferred fees totaled $2,881,491.

(3)	Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.

(4)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(5)	Includes $2,263 in net cash used in operating activities and $522,365 in payments to sponsor for Wells Real Estate Fund XII, L.P., $106,221,922 in net cash provided by operating activities and $7,632,006 in payments to sponsor for Wells Real Estate Investment Trust, Inc. and $108,482 in net cash provided by operating activities and $7,871,802 in payments to sponsor for other public programs.

TABLE III

(UNAUDITED)

The following three tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1997. The information relates only to public programs with investment objectives similar to those of Wells Real Estate Investment Trust II, Inc. All figures are as of December 31 of the year indicated.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE FUND XI, L.P.

	2002	2001	2000	1999	1998
Gross Revenues(1)	$839,691	$960,676	$975,850	$766,586	$262,729
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(2)	92,876	90,326	79,861	111,058	113,184
Depreciation and Amortization(3)	0	0	—	25,000	6,250

Net Income GAAP Basis(4)	$746,815	$870,350	$895,989	$630,528	$143,295

Taxable Income: Operations	$965,422	$1,038,394	$944,775	$704,108	$177,692

Cash Generated (Used By):
Operations	(105,148)	(128,985)	(72,925)	40,906	(50,858)
Joint Ventures	1,473,190	1,376,673	1,333,337	705,394	102,662

	$1,368,042	$1,247,688	$1,260,412	$746,300	$51,804
Less Cash Distributions to Investors:
Operating Cash Flow	1,294,485	1,247,688	1,205,303	746,300	51,804
Return of Capital		4,809	—	49,761	48,070
Undistributed Cash Flow From Prior	—	55,109	—	—	—

Year Operations	$73,557	$(59,918)	$55,109	$(49,761)	$(48,070)
Cash Generated (Deficiency) after Cash Distributions
Special Items (not including sales and financing):
Source of Funds:	—	—	—	—	—
General Partner Contributions	—	—	—	—	16,532,801

Increase in Limited Partner	$73,557	$(59,918)	$55,109	$(49,761)	$16,484,731
Contributions	—	—	—	214,609	1,779,661
Use of Funds:	—	—	—	100	—
Sales Commissions and Offering	—	—	—	9,005,979	5,412,870

Expenses
Return of Original Limited Partner’s	$73,557	$(59,918)	$55,109	$(9,270,449)	$9,292,200

Investment
Property Acquisitions and Deferred
Project Costs
Cash Generated (Deficiency) after Cash
Distributions and Special Items
Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)	91	101	103	77	50
– Operations Class A Units	(168)	(158)	(155)	(112)	(77)
– Operations Class B Units	—	—	—	—	—
Capital Gain (Loss)
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)	93	100	97	71	18
– Operations Class A Units	(109)	(100)	(112)	(73)	(17)
– Operations Class B Units	—	—	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Source (on GAAP Basis)
– Investment Income Class A Units	90	97	90	60	8
– Return of Capital Class A Units	4	—	—	—	—
– Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
– Operations Class A Units	94	97	90	56	4
– Return of Capital Class A Units	—	—	—	4	4
– Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
– Investment Income Class A Units	75	75	69	46	6
– Return of Capital Class A Units	19	22	21	14	2
– Return of Capital Class B Units	—	—	—	—	—

	2002	2001	2000	1999	1998
Amount (in Percentage Terms) Remaining Invested in Program	100%	100%
Properties at the end of the Last Year Reported in the Table

(1)	Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001; and $837,509 in equity in earnings of joint ventures and $2,182 from investment of reserve funds in 2002. As of December 31, 2002, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000; $491,478 for 2001; and $492,404 for 2002.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000; $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001; and $ 1,239,219 to Class A Limited Partners, $ (492,404) to Class B Limited Partners and $ 0 to the General Partners for 2002.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2002, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,057,338.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE FUND XII, L.P.

	2002	2001	2000	1999
Gross Revenues(1)	$1,727,330	$1,661,194	$929,868	$160,379
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(2)	179,436	105,776	73,640	37,562
Depreciation and Amortization(3)	0	0	0	0

Net Income GAAP Basis(4)	$1,547,894	$1,555,418	$856,228	$122,817

Taxable Income: Operations	$1,929,381	$1,850,674	$863,490	$130,108

Cash Generated (Used By):
Operations	(176,478)	(73,029)	247,244	3,783
Joint Ventures	2,824,519	2,036,837	737,266	61,485

	$2,648,041	$1,963,808	$984,510	$65,268
Less Cash Distributions to Investors:
Operating Cash Flow	2,648,041	1,963,808	779,818	62,934
Return of Capital	—	—	—	—
Undistributed Cash Flow From Prior Year Operations	2,156	164,482	—	—

Cash Generated (Deficiency) after Cash Distributions	$(2,156)	$(164,482)	$204,692	$2,334
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—
Increase in Limited Partner Contributions	—	10,625,431	15,617,575	9,368,186

	$(2,156)	$10,460,949	$15,822,267	$9,370,520
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	1,171,024
Return of Original Limited Partner’s Investment	—	1,338,556	1,952,197	100
Property Acquisitions and Deferred Project Costs	—	9,298,085	16,246,485	5,615,262

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(2,156)	$(175,692)	$(2,376,415)	$2,584,134

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
– Operations Class A Units	94	98	89	50
– Operations Class B Units	(151)	(131)	(92)	(56)
Capital Gain (Loss)		—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
– Operations Class A Units	91	84	58	23
– Operations Class B Units	(95)	(74)	(38)	(25)
Capital Gain (Loss)		—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
– Investment Income Class A Units	93	77	41	8
– Return of Capital Class A Units	—	—	—	—
– Return of Capital Class B Units	—	—	—	—
Source (on Cash Basis)
– Operations Class A Units	93	77	41	8
– Return of Capital Class A Units	—	—	—	—
– Operations Class B Units	—	—	—	—
Source (on a Priority Distribution Basis)(5)
– Investment Income Class A Units	70	55	13	6
– Return of Capital Class A Units	23	22	28	2
– Return of Capital Class B Units	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	100%

(1)	Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001; and $1,726,553 in equity in earnings of joint ventures and $777 from investment of reserve funds in 2002. As of December 31, 2002, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; $1,035,609 for 2001; and $1,107,728 for 2002.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to General Partners for 2000; $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001; and $2,655,622 to Class A Limited Partners, $(1,107,728) to Class B Limited Partners, $ 0 to General Partners for 2002.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2002, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,524,597.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE INVESTMENT TRUST, INC.

	2002 (000s)	2001 (000s)	2000 (000s)	1999 (000s)	1998 (000s)
Rental income	$107,526	$44,204	$20,505	$4,735	$21
Tenant reimbursements	$18,992	$6,830	$2,318	$2,058	$0
Equity in income of joint ventures	$4,700	$3,721	$2,294	$1,244	$263
Interest and other income	$8,410	$1,521	$574	$516	$111

Gross revenues	$139,628	$56,276	$25,691	$8,553	$395
Less:
Operating costs	$36,356	$15,026	$5,195	$2,491	$61
Depreciation expense	$38,780	$15,345	$7,743	$1,726	$0
Interest expense	$4,638	$4,181	$4,200	$451	$0

Net income GAAP basis	$59,854	$21,724	$8,553	$3,885	$334

Taxable income	$80,521	$26,362	$10,280	$4,095	$383

Cash generated by (used by):
Operations	$104,572	$42,349	$7,320	$4,008	$(276)
Joint ventures	$7,388	$4,239	$3,529	$1,372	$178
Less:
Cash distributions to investors	$(104,996)	$(36,737)	$(16,971)	$(3,806)	$(103)

Cash generated (deficiency) after cash distributions	$6,964	$9,851	$(6,122)	$1,574	$(201)

GAAP net income per common share	$0.41	$0.43	$0.40	$0.50	$0.40
Taxable net income per common share	$0.55	$0.52	$0.48	$0.53	$0.46
Distributions per common share
Taxable ordinary income	$0.59	$0.54	$0.44	$0.70	$0.31
Tax deferred return of capital (tax deferred)	$0.17	$0.22	$0.29	$0.00	$0.00

Total distributions per common share	$0.76	$0.76	$0.73	$0.70	$0.31

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Investment Trust II, Inc. All figures are as of December 31, 2002.

Property	Date Acquired	Date Of Sale	Cash Received Net Of Closing Costs	Selling Price, Net Of Closing Costs And GAAP Adjustments			Total		Original Mortgage Financing	Cost Of Properties Including Closing And Soft Costs		Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditures
				Mortgage Balance At Time Of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application Of GAAP				Total Acquisition Cost, Capital Improvement, Closing And Soft Costs (1)	Total
3875 Peachtree Place, Atlanta, GA	12/1/85	08/31/00	$727,982	-0-	-0-	-0-	$727,982	(2)	-0-	$582,337	$582,337	-0-
Crowe’s Crossing Shopping Center, DeKalb County, GA	12/31/86	01/11/01	$6,487,000	-0-	-0-	-0-	$6,487,000	(3)	-0-	$9,255,594	$9,255,594	-0-
Cherokee Commons Shopping Center, Cherokee County, GA	10/30/87	10/01/01	$8,434,089	-0-	-0-	-0-	$8,434,089	(4)	-0-	$10,450,555	$10,450,555	-0-
Greenville Center, Greenville, SC	6/20/90	9/30/02	$2,271,187	-0-	-0-	-0-	$2,271,187	(5)	-0-	$4,297,901	$4,297,901	-0-
Tanglewood Commons Outparcel, Clemmens, NC	5/30/95	10/07/02	$524,398	-0-	-0-	-0-	$524,398	(6)	-0-	$506,326	$506,326	-0-
Heritage Retail Center, Tucker, GA	9/4/86	4/7/03	$3,156,288	-0-	-0-	-0-	$3,156,288	(7)	-0-	$2,865,947	$2,865,947	-0-

[1]	Amount shown does not include pro rata share of original offering costs.
[2]	Includes Wells Real Estate Fund I’s share of taxable gain from this sale in the amount of $205,019, all of which is allocated to capital gain.
[3]	Includes taxable gain from this sale in the amount of $11,496, all of which is allocated to capital gain.
[4]	Includes taxable gain from this sale in the amount of $207,613, all of which is allocated to capital gain.
[5]	Includes taxable loss from this sale in the amount of $910,227.
[6]	Includes taxable gain from this sale in the amount of $13,062, all of which is allocated to capital gain.
[7]	Includes taxable loss from this sale in the amount of $147,135.

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

To:	WELLS REAL ESTATE INVESTMENT TRUST II, INC. 6200 The Corners Parkway Suite 250 Norcross, Georgia 30092

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “SouthTrust Bank, as Escrow Agent for Wells Real Estate Investment Trust II, Inc.”

Payments for Shares will be held in escrow until the Company has received and accepted subscriptions for 250,000 Shares ($2,500,000).

I hereby acknowledge receipt of the Prospectus of the Company dated                         , 2003 (the “Prospectus”).

I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

Prospective investors are hereby advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Company’s Amended and Restated Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11	RESTRICTIONS ON TRANSFER.

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate or other document evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1) to the issuer;

(2) pursuant to the order or process of any court;

(3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4) to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5) to holders of securities of the same class of the same issuer;

(6) by way of gift or donation inter vivos or on death;

(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15) by the State Controller pursuant to the Unclaimed Property Law or, by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities,

(17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI AND

NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.	INDIVIDUAL: One signature required.

2.	JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3.	TENANTS IN COMMON: All parties must sign.

4.	COMMUNITY PROPERTY: Only one investor signature required.

5.	PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

6.	TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7.	COMPANY: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8.	CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

9.	IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.	KEOGH (HR 10): Same rules as those applicable to IRAs.

11.	UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE

TO

WELLS REAL ESTATE INVESTMENT TRUST II, INC. SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1. INVESTMENT

A minimum investment of $1,000 (100 Shares) is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “SOUTHTRUST BANK, AS ESCROW AGENT FOR WELLS REAL ESTATE INVESTMENT TRUST II, INC.” Investors who have satisfied the minimum purchase requirements in Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., Wells Real Estate Fund XII, L.P., Wells Real Estate Fund XIII, Wells Real Estate Investment Trust, Inc. or in any other public real estate program sponsored by Wells Capital, Inc. or its affiliates may invest as little as $25 (2.5 Shares) except for residents of Maine, Minnesota, Nebraska or Washington. Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards and Minimum Purchase Requirements.” Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

2. ADDITIONAL INVESTMENTS

Please check if you plan to make one or more additional investments in the Company. All additional investments must be in increments of at least $25. Additional investments by residents of Maine must be for the minimum amounts stated under “Suitability Standards” in the Prospectus, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the Company. If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page will receive a commission equal to 7% of any such additional investments in the Company.

3. TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

4. REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

5. INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

6. SUBSCRIBER SIGNATURES

Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

7. DIVIDENDS	a. DIVIDEND REINVESTMENT PLAN: By electing the Dividend Reinvestment Plan, the investor elects to reinveste all dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the Advisor or its affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page will receive a commission equal to 7% of any reinvested dividends.

b. DIVIDEND ADDRESS: If cash dividends are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8. BROKER-DEALER

This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION

AGREEMENT SIGNATURE PAGE, PLEASE CALL 1-800-557-4830

REIT II

See page A5-A6 in the Prospectus for instructions.

Special Instructions:

1. INVESTMENT

______ # of Shares ______ Total $ Invested

(# Shares x $10 = $ Invested)

Minimum purchase $1,000 or 100 Shares

☐ Initial Investment (Minimum $1,000)
☐ Additional Investment (Minimum $25)
State in which sale was made ______

Check the following box to elect the Deferred Commission Option: ☐
(This election must be agreed to by the Broker-Dealer listed below)

2. ADDITIONAL INVESTMENTS

Please check if you plan to make additional investments in the Wells REIT II: ☐
[If additional investments are made, please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $25. By checking this box, I agree to notify the Wells REIT II in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.]

3. TYPE OF OWNERSHIP

☐ IRA (06)
(Enter Custodial Information under section 4)
☐ Keogh (10)
☐ Qualified Pension Plan (11)
☐ Qualified Profit Sharing Plan (12)
☐ Trust / Trust Type: ______
(Please specify, i.e. Family, Living, Revocable, etc.)

☐ Individual (01)
☐ Joint Tenants With Right of Survivorship (02)
☐ Community Property (03)
☐ Tenants in Common (04)
☐ Custodian: A Custodian for ______ under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act of the State of ______ (08)
☐ Other ______

4. REGISTRATION NAME AND ADDRESS

Please print name(s) in which Shares are to be registered. **Include trust or custodial name if applicable. If Wells Advisors Inc. is the designated custodian, please complete the Wells IRA Application Booklet in addition to this form.**

☐ Mr ☐ Mrs ☐ Ms ☐ MD ☐ PhD ☐ DDS ☐ Other ______

Taxpayer Identification Number ☐☐ – ☐☐☐☐☐☐☐

Social Security Number ☐☐☐ – ☐☐ – ☐☐☐☐

Street Address or P.O. Box ______

City ______ State ______ Zip Code ______

Home Telephone No. ( ) ______ Business Telephone No. ( ) ______

Birth Date ______ Occupation ______

Email Address (Optional) ______ Provide only if you would like to receive updated information about Wells via email.

5. INVESTOR NAME AND ADDRESS

(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

☐ Mr ☐ Mrs ☐ Ms ☐ MD ☐ PhD ☐ DDS ☐ Other ______

Name ______

Social Security Number ☐☐☐ – ☐☐ – ☐☐☐☐

Street Address or P.O. Box ______

City ______ State ______ Zip Code ______

Home Telephone No. ( ) ______ Business Telephone No. ( ) ______

Birth Date ______ Occupation ______

Email Address (Optional) ______ Provide only if you would like to receive updated information about Wells via email.

(REVERSE SIDE MUST BE COMPLETED)

SUBDOCREITII03-07

©2002 Wells Real Estate Funds

6. SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Wells REIT II to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus.	Initials	Initials
(b) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS".	Initials	Initials
(c) I acknowledge that the shares are not liquid.	Initials	Initials
(d) If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.	Initials	Initials
(e) ARKANSAS, NEW MEXICO AND TEXAS RESIDENTS ONLY: I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.	Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Wells REIT II in connection with my investment in the Wells REIT II. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor or Trustee ____________ Signature of Joint Owner, if applicable ____________ Date ____________

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7. DIVIDENDS (YOU MUST CHECK ONE OF THE FOLLOWING)

NOTE: If you have checked "IRA" in section 3 and listed Wells Advisors, Inc. as custodian under Section 4, please disregard this section. You must instead complete page 7 of the Well Advisors, Inc. IRA Application Booklet.

- ☐ I prefer to participate in the Dividend Reinvestment Plan
- ☐ I prefer to direct dividends to a party other than the registered owner per my instructions below
- ☐ I prefer dividends to be deposited directly into the following account: ___Checking ___ Savings

(For deposits into checking or savings accounts): Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip I (we) authorize and direct the Wells REIT II to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute my (our) receipt for each transaction. This authority is to remain in force until the Wells REIT II has received written notification from me (us) of its termination at such time and in such manner as to give the Wells REIT II reasonable time to act on it.

Institution Name ____________ Account Number ____________

Name on Account ____________

Street Address or P.O. Box ____________

City ____________ State ____________ Zip Code ____________

- ☐ I prefer dividends be paid to me at my address listed under Section 4

8. BROKER-DEALER (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

- ☐ **PLEASE CHECK IF THIS IS A CHANGE IN BROKER-DEALER**
- ☐ **PLEASE CHECK IF THIS IS A NEW BRANCH ADDRESS FOR THE REGISTERED REPRESENTATIVE**

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer or authorized representative and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber and that he has informed subscriber of all aspects of liquidity and marketability of this investment.

Broker-Dealer Name ____________ Telephone No. (   )

Broker-Dealer Street Address or P.O. Box ____________

City ____________ State ____________ Zip Code ____________

Registered Representative Name ____________ Telephone No. (   )

Reg. Rep. Street Address or P.O. Box ____________

City ____________ State ____________ Zip Code ____________

Email Address (Optional) ____________ Provide only if you would like to receive updated information about Wells via email.

Broker-Dealer Signature, if required ____________ Registered Representative Signature ____________

Please mail completed Subscription Agreement (with all signatures) and personal check(s) made payable to

Wells Real Estate Investment Trust II, Inc.

800-557-4830 or 770-449-7800

Overnight address:
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092-2295

Mailing address:
P.O. Box 926175
Norcross, Georgia 30010-6175

Cash, money orders and travelers checks will not be accepted.

ACCEPTANCE BY WELLS REIT II Received and Subscription Accepted by:

EXHIBIT B

FORM OF DIVIDEND REINVESTMENT PLAN

Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, as amended and restated to date (the “Articles”), has adopted a Dividend Reinvestment Program (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

1. As agent for stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s public offering which will commence immediately upon declaration of effectiveness of its Registration Statement filed with the SEC on July     , 2003, which offering is expected to be completed within one year from the date of such effectiveness (the “Offering”) and who elect to participate in the DRP (the “Participants), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer-Manager for Participating Dealers registered in the Participant’s state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

2. Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Company’s Offering may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer-Manager or Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

3. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $10.00 per Share until the termination of the Offering, share, except that Participants who qualify for a discount in the Offering may also reinvest the related dividends at the same discounted purchase price. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) 60,000,000 Shares which were registered for the DRP in the Offering, (b) shares of the Company’s stock purchased by the Company for the DRP in a secondary market (if available) or on a national stock exchange or Nasdaq (if listed) (collectively, the “Secondary Market”), or (c) shares registered by the Company with the SEC for use in the DRP (a “Secondary Registration”).

Shares purchased on the Secondary Market as set forth in (b) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Secondary Registration for use in the DRP may be at prices lower or higher than the $10.00 per Share price which will be paid for the first 60,000,000 Shares purchased under the DRP.

If the Company acquires shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Secondary Registration for shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability that may be payable on the Distributions.

4. Share Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

5. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant’s participation in the DRP including the tax consequences relative thereto.

6. Commissions and Other Charges. In connection with Shares sold pursuant to the DRP, the Company will pay selling commissions of 7%; a dealer manager fee of 2.5%; and, in the event that proceeds from the sale of DRP Shares are used to acquire properties, acquisition or advisory fees and expenses of 3.5%, of the purchase price of the DRP Shares.

7. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice.

Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

8. Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 10 days’ written notice to the Participants.

9. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

10. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. Investments in real estate and REITs may be affected by adverse economic and regulatory changes. Properties that incur vacancies may be difficult to sell or re-lease. Non-traded REITs have certain risks, including illiquidity of the investment, and should be considered a long-term investment. Past performance does not guarantee future performance. When you sell your shares, they could be worth less than what you paid for them.

Until                     , 2003 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

WELLS REAL ESTATE

INVESTMENT TRUST II, INC.

Up to 600,000,000 Shares

of Common Stock

Offered to the Public

PROSPECTUS

WELLS INVESTMENT SECURITIES, INC.                     , 2003

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$485,400
NASD filing fee	25,000
Legal fees and expenses	*
Blue sky fees and expenses	*
Accounting fees and expenses	*
Sales and advertising expenses	*
Seminars	*
Miscellaneous expenses	*

Total	*

* To be filed by amendment.

Item 32.	Sales to Special Parties

Not applicable.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 100 shares of our common stock to our president in a private offering exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers

As permitted by the Maryland General Corporation Law (the “MGCL”), the Company has included in its Articles of Incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgement as being material to the cause of action.

Subject to the conditions set forth below, the Articles of Incorporation provide that the company shall indemnify a Director, Advisor or Affiliate against any and all losses or liabilities reasonably incurred by such Director, Advisor or Affiliate (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s Articles of Incorporation, the Company shall not indemnify its Directors, Advisor or any Affiliate for any liability or loss suffered by the Directors, Advisors or Affiliates unless all of the following conditions are met: (i) the Directors, Advisor or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Directors, Advisor or Affiliates were acting on behalf of or performing services of the Company (iii) such liability or loss was not the result of (A) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates; or (B) gross negligence or willful misconduct by the Independent Directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the company’s net assets and not from Shareholders. Notwithstanding the foregoing, the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The Articles of Incorporation provide that the advancement of Company funds to the Directors, Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by the MGCL) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the company; (ii) the legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Directors, Advisor or Affiliates undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisor or Affiliates are found not to be entitled to indemnification.

Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company’s Articles of Incorporation or Bylaws, or under resolutions of stockholders or directors, contract or otherwise.

The partnership agreement of Wells OP II also provides for indemnification of the Company and its officers and directors generally to the same extent that the Company’s Articles of Incorporation provides for indemnification to the Company’s officers and directors.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds From Stock Being Registered

Not applicable.

Item 36.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this registration statement:

Ex.	Description

3.1	Amended and Restated Articles of Incorporation

3.2	Bylaws

4.1	Form of Dealer Manager Agreement

4.2	Form of common stock certificate*

4.3	Form of Subscription Agreement (included as Exhibit A to Prospectus)

4.4	Form of Dividend Reinvestment Plan (included as Exhibit B to Prospectus)

4.5	Form of Escrow Agreement*

5	Opinion of Alston & Bird LLP re legality*

8	Opinion of Alston & Bird LLP re tax matters*

10.1	Form of Advisory Agreement

10.2	Form of Agreement of Limited Partnership of Wells Operating Partnership II, L.P.

10.3	Form of Property Management, Leasing and Asset Management Agreement

23.1	Consent of Alston & Bird LLP (included in Exhibit 5)*

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (included on signature page)

*	To be filed by amendment

(b)	Financial Statement Schedules

Schedule II—Valuation and Qualifying Accounts has been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders; each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(g) The Registrant undertakes to furnish to each shareholder, within forty-five (45) days after the close of each quarterly period, the information specified by Form 10-Q.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

The information contained on the following pages relates to acquisitions of properties within the past three (3) years by prior programs with which Wells Capital and its affiliates have been affiliated and which have substantially similar investment objectives to Wells Real Estate Investment Trust II, Inc. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.

For purposes of this table, Wells Real Estate Investment Trust, Inc. is referred to as “Wells REIT I” and Wells Real Estate Fund XII, L.P. is referred to as “Wells Fund XII.”

TABLE VI (continued)

Wells REIT I

Name of property	Motorola Plainfield Building
Location of property	S. Plainfield, Middlesex County, New Jersey
Type of property	three-story office building
Size of parcel	34.5 acres
Gross leasable space	236,710 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	November 1, 2000
Mortgage financing at date of purchase	$23,000,000
Cash down payment	N/A
Contract purchase price plus acquisition fee	$33,753,381
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$408,917
Total Acquisition Cost	$34,162,298

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Stone & Webster Building
Location of property	Houston, Texas
Type of property	six-story office building
Size of parcel	9.96 acres
Gross leasable space	312,564 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	December 21, 2000
Mortgage financing at date of purchase	$38,900,000
Cash down payment	N/A
Contract purchase price plus acquisition fee	$45,014,954
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$45,014,954

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Metris Minnesota Building
Location of property	Minnetonka, Minnesota
Type of property	nine-story office building
Size of parcel	13.58 acres
Gross leasable space	300,633 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	December 21, 2000
Mortgage financing at date of purchase	$52,800,000
Cash down payment	N/A
Contract purchase price plus acquisition fee	$52,846,150
Other cash expenditures expensed	$1,669
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$52,847,819

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells Fund XII and Wells REIT I

Name of property	AT&T Oklahoma Buildings
Location of property	Oklahoma City, Oklahoma
Type of property	one and two-story office buildings
Size of parcel	11.34 acres
Gross leasable space	128,500 sq. feet
Date of commencement of operations[1]	Wells Fund XII – June 1, 1999 Wells REIT I – June 5, 1998
Date of purchase	December 28, 2000
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$15,325,554
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$15,325,554

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells Fund XII and Wells REIT I

Name of property	Comdata Building
Location of property	Brentwood, Tennessee
Type of property	three-story office building
Size of parcel	12.3 acres
Gross leasable space	201,237sq. feet
Date of commencement of operations[1]	Wells Fund XII – June 1, 1999 Wells REIT II – June 5, 1998
Date of purchase	May 15, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$25,002,019
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$25,002,019

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells Fund XII and Wells REIT I

Name of property	AmeriCredit Building
Location of property	Orange Park, Florida
Type of property	two-story office building
Size of parcel	12.33 acres
Gross leasable space	85,000 sq. feet
Date of commencement of operations[1]	Wells Fund XIII – June 14, 2001 Wells REIT II – June 5, 1998
Date of purchase	July 16, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$12,540,693
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$12,540,693

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	State Street Building
Location of property	Quincy, Massachusetts
Type of property	seven-story office building
Size of parcel	11.22 acres
Gross leasable space	234,668 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	July 30, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$49,632,507
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$2,203,684
Total Acquisition Cost	$51,836,191

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT I

Name of property	IKON Buildings
Location of property	Houston, Texas
Type of property	two one-story office buildings
Size of parcel	15.69 acres
Gross leasable space	157,790 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 7, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$20,785,902
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$20,785,902

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Nissan Property
Location of property	Irving, Texas
Type of property	three-story office building
Size of parcel	14.873 acres
Gross leasable space	268,290 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 19, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$5,570,700
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$36,079,716
Total Acquisition Cost	$41,650,416

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Ingram Micro Building
Location of property	Millington, Tennessee
Type of property	one-story distribution facility
Size of parcel	39.223 acres
Gross leasable space	701,819 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase[2]	September 27, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$21,055,184
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$21,055,184

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	On September 27, 2001, Wells REIT II acquired a leasehold interest in the Ingram Micro Building, with an option to purchase the property beginning in 2006.

TABLE VI (continued)

Wells REIT I

Name of property	Lucent Building
Location of property	Cary, North Carolina
Type of property	four-story office building
Size of parcel	29.19 acres
Gross leasable space	120,000 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 28, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$18,022,771
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$18,022,771

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells Fund XIII and Wells REIT I

Name of property	ADIC Buildings
Location of property	Parker, Colorado
Type of property	two one-story office buildings
Size of parcel	11.78 acres
Gross leasable space	148,204 sq. feet
Date of commencement of operations[1]	Wells Fund XIII – June 14, 2001 Wells REIT I – June 5, 1998
Date of purchase	December 21, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$13,169,835
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$13,169,835

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Convergys Building
Location of property	Tamarac, Florida
Type of property	two-story office building
Size of parcel	12.55 acres
Gross leasable space	100,000 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	December 21, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$13,497,360
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$13,497,360

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Windy Point Buildings
Location of property	Schaumburg, Illinois
Type of property	seven and eleven-story office buildings
Size of parcel	18.73 acres
Gross leasable space	488,425 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	December 31, 2001
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$89,443,176
Other cash expenditures expensed	$1,927
Other cash expenditures capitalized[2]	$28,417
Total Acquisition Cost	$89,473,520

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Vertex Sarasota Building
Location of property	Sarasota, Florida
Type of property	three-story office building
Size of parcel	9.8 acres
Gross leasable space	157,700 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	January 11, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$21,431,212
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$17,328
Total Acquisition Cost	$21,448,540

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Transocean Houston Building
Location of property	Houston, Texas
Type of property	six-story office building
Size of parcel	3.88 acres
Gross leasable space	155,991 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	March 15, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$22,038,362
Other cash expenditures expensed	$6,720
Other cash expenditures capitalized[2]	$3,100
Total Acquisition Cost	$22,048,182

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Novartis Atlanta Building
Location of property	Duluth, Georgia
Type of property	four-story office building
Size of parcel	7.57 acres
Gross leasable space	100,087 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	March 28, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$15,045,996
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$1,320
Total Acquisition Cost	$15,047,316

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Dana Corporation Buildings
Location of property	(a) Farmington Hills, Michigan (b) Kalamazoo, Michigan
Type of property	(a) three-story office and research and development building (b) two-story office and industrial building
Size of parcel	(a) 7.8 acres (b) 27.5 acres
Gross leasable space	(a) 112,480 sq. feet (b) 147,004 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	March 29, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Aggregate contract purchase price plus acquisition fee	$42,812,669
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$500
Total Acquisition Cost	$42,813,169

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Travelers Express Denver Buildings
Location of property	Lakewood, Colorado
Type of property	two connected one-story office buildings
Size of parcel	7.88 acres
Gross leasable space	68,165 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	April 10, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$10,555,448
Other cash expenditures expensed	$33
Other cash expenditures capitalized[2]	$7,967
Total Acquisition Cost	$10,563,458

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Agilent Atlanta Building
Location of property	Alpharetta, Georgia
Type of property	two-story office building
Size of parcel	9.89 acres
Gross leasable space	101,207 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	April 18, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$15,151,643
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$15,151,643

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	BellSouth Ft. Lauderdale Building
Location of property	Ft. Lauderdale, Florida
Type of property	one-story office building
Size of parcel	4.27 acres
Gross leasable space	47,400 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	April 18, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$6,891,748
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$6,891,748

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Experian/TRW Buildings
Location of property	Allen, Texas
Type of property	two two-story office buildings
Size of parcel	26.53 acres
Gross leasable space	292,700 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	May 1, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$35,694,724
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$35,694,724

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Agilent Boston Building
Location of property	Boxborough, Massachusetts
Type of property	three-story office building
Size of parcel	42.09 acres
Gross leasable space	174,585 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	May 3, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$31,843,732
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$3,407,496
Total Acquisition Cost	$35,251,228

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	TRW Denver Building
Location of property	Aurora, Colorado
Type of property	three-story office building
Size of parcel	10.15 acres
Gross leasable space	108,240 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	May 29, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$21,104,734
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$735
Total Acquisition Cost	$21,105,469

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	MFS Phoenix Building
Location of property	Phoenix, Arizona
Type of property	three-story office building
Size of parcel	9.32 acres
Gross leasable space	148,605 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	June 5, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$25,881,252
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$25,881,252

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	ISS Atlanta Buildings
Location of property	Atlanta, Georgia
Type of property	two five-story office buildings
Size of parcel	4.82 acres
Gross leasable space	238,600 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase[2]	July 1, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$40,765,159
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$40,765,159

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	On July 1, 2002, Wells REIT I acquired a ground leasehold interest in the ISS Atlanta Buildings, and will purchase the property outright on or before December 1, 2015.

TABLE VI

Wells REIT I

Name of property	PacifiCare San Antonio Building
Location of property	San Antonio, Texas
Type of property	two-story office building
Size of parcel	21.67 acres
Gross leasable space	142,500 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	July 12, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$14,689,827
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$14,689,827

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Kerr-McGee Property
Location of property	Houston, Texas
Type of property	four-story office building
Size of parcel	4.2 acres
Gross leasable space	100,000 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	July 29, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$2,117,945
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$9,466,942
Total Acquisition Cost	$11,584,887

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	BMG Greenville Buildings
Location of property	Duncan, South Carolina
Type of property	two adjacent one-story distribution facility buildings
Size of parcel	54.26 acres
Gross leasable space	473,398 and 313,380 sq. feet, respectively
Date of commencement of operations[1]	June 5, 1998
Date of purchase	July 31, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$26,687,017
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$26,687,017

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Kraft Atlanta Building
Location of property	Suwanee, Georgia
Type of property	one-story office building
Size of parcel	10.29 acres
Gross leasable space	87,219 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	August 1, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$11,675,771
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$11,675,771

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Nokia Dallas Buildings
Location of property	Irving, Texas
Type of property	three office buildings (nine-story, seven-story and six-story)
Size of parcel	19.43 acres
Gross leasable space	228,678, 223,470 and 152,086 sq. feet, respectively
Date of commencement of operations[1]	June 5, 1998
Date of purchase	August 15, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$119,523,569
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$418,100
Total Acquisition Cost	$119,941,669

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Harcourt Austin Building
Location of property	Austin, Texas
Type of property	seven-story office building
Size of parcel	8.41 acres
Gross leasable space	195,230 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	August 15, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$39,033,323
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$39,033,323

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	IRS Long Island Buildings
Location of property	Holtsville, New York
Type of property	two-story office building and one-story daycare facility
Size of parcel	36.25 acres
Gross leasable space	259,700 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 16, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$50,487,120
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$50,487,120

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	AmeriCredit Phoenix Property (formerly AmeriCredit Arizona Property)
Location of property	Chandler, Arizona
Type of property	three-story office building
Size of parcel	14.74 acres
Gross leasable space	153,494 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 12, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$2,671,324
Other cash expenditures expensed	N/A
Other cash expenditures capitalized[2]	$21,183,215
Total Acquisition Cost	$23,854,539

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	KeyBank Parsippany Building
Location of property	Parsippany, New Jersey
Type of property	four-story office building
Size of parcel	19.06 acres
Gross leasable space	404,515 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 27, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$101,643,893
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$101,643,893

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Allstate Indianapolis Building
Location of property	Indianapolis, Indiana
Type of property	one-story office building
Size of parcel	12.71 acres
Gross leasable space	89,956 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 27, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$10,954,933
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$10,954,933

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Federal Express Colorado Springs Building
Location of property	Colorado Springs, Colorado
Type of property	three-story office building
Size of parcel	28.01 acres
Gross leasable space	155,808 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 27, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$26,087,714
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$26,087,714

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	EDS Des Moines Building
Location of property	Des Moines, Iowa
Type of property	one-story office building
Size of parcel	27.97 acres
Gross leasable space	115,000 sq. feet of office space and 290,000 sq. feet of warehouse space
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 27, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$26,577,376
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$26,577,376

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Intuit Dallas Building
Location of property	Plano, Texas
Type of property	two-story office building with a three-story wing
Size of parcel	10.7 acres
Gross leasable space	166,238 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 27, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$26,669,654
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$26,669,654

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Daimler Chrysler Dallas Building
Location of property	Westlake, Texas
Type of property	two-story office building
Size of parcel	13.175 acres
Gross leasable space	130,290 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	September 30, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$25,172,753
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$25,172,753

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	NASA Buildings
Location of property	Washington, DC
Type of property	two nine-story office buildings
Size of parcel	3.58 acres
Gross leasable space	948,800 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	November 22, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$349,165,776
Other cash expenditures expensed	$43,268
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$349,209,044

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Capital One Richmond Buildings
Location of property	Glen Allen, Virginia
Type of property	three three-story office buildings
Size of parcel	15.25 acres
Gross leasable space	225,220 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	November 26, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$28,634,345
Other cash expenditures expensed	$37,764
Other cash expenditures capitalized[2]	$2,500
Total Acquisition Cost	$28,674,609

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through June 30, 2003.

TABLE VI (continued)

Wells REIT I

Name of property	Caterpillar Nashville Building
Location of property	Nashville, Tennessee
Type of property	11-story office building
Size of parcel	13.175 acres
Gross leasable space	312,297 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	November 26, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$61,779,411
Other cash expenditures expensed	$8,609
Other cash expenditures capitalized[2]	$4,920
Total Acquisition Cost	$61,792,940

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells Fund XIII and REIT

Name of property	John Wiley Indianapolis Building
Location of property	Fishers, Indiana
Type of property	four-story office building
Size of parcel	10.28 acres
Gross leasable space	141,047 sq. feet
Date of commencement of operations[1]	Fund XIII – June 14, 2001 REIT – June 5, 1998
Date of purchase	December 12, 2002
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$17,506,702
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$17,506,702

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Nestle Building
Location of property	Glendale, California
Type of property	20-story office building
Size of parcel	4.02 acres
Gross leasable space	505,115 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	December 20, 2002
Mortgage financing at date of purchase	$90,000,000
Cash down payment	N/A
Contract purchase price plus acquisition fee	$157,146,442
Other cash expenditures expensed	$50,212
Other cash expenditures capitalized[2]	$500,289
Total Acquisition Cost	$157,696,943

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[2]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT I

Name of property	East Point Buildings
Location of property	Mayfield Heights, Ohio
Type of property	two three-story office buildings
Size of parcel	9.50 acres
Gross leasable space	187,735 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	January 9, 2003
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$22,079,138
Other cash expenditures expensed	$3,293
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$22,082,431

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	150 West Jefferson Detroit Building
Location of property	Detroit, Michigan
Type of property	A 25-story office building
Size of parcel	1.527 acres
Gross leasable space	505,417 sq. feet
Date of commencement of operations[1]	June 5, 1998
Date of purchase	March 31, 2003
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$93,893,995
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$93,893,995

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Citicorp Englewood Cliffs New Jersey
Location of property	Englewood Cliffs, NJ
Type of property	a three-story office building
Size of parcel	27.02 acres
Gross leasable space	409,604
Date of commencement of operations[1]	June 5, 1998
Date of purchase	April 30, 2003
Mortgage financing at date of purchase	$49,958,125
Cash down payment	$20,928,701
Contract purchase price plus acquisition fee	$70,886,826
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$70,886,826

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	US Bancorp Minneapolis
Location of property	Minneapolis, MN
Type of property	a 32-story office building
Size of parcel	1.2 acres
Gross leasable space	929,694
Date of commencement of operations[1]	June 5, 1998
Date of purchase	May 1, 2003
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$173,497,104
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$173,497,104

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	Aon Center Chicago
Location of property	Chicago, IL
Type of property	a 83-story building
Size of parcel	3.7 acres
Gross leasable space	2,577,000
Date of commencement of operations[1]	June 5, 1998
Date of purchase	May 9, 2003
Mortgage financing at date of purchase	$461,380,688
Cash down payment	$5,514,235
Contract purchase price plus acquisition fee	$466,894,923
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	$19,110,200
Total Acquisition Cost	$486,005,123

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	GMAC Detroit
Location of property	Auburn Hills, MI
Type of property	a three-story office building
Size of parcel	7.3 acres
Gross leasable space	119,122
Date of commencement of operations[1]	June 5, 1998
Date of purchase	May 9, 2003
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$17,818,715
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$17,818,715

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT I

Name of property	IBM Reston
Location of property	Reston, VA
Type of property	a six-story office building and a two-story office building
Size of parcel	4.56 acres
Gross leasable space	140,994
Date of commencement of operations[1]	June 5, 1998
Date of purchase	June 27, 2003
Mortgage financing at date of purchase	N/A
Cash down payment	N/A
Contract purchase price plus acquisition fee	$28,687,832
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$28,687,832

1	The date minimum offering proceeds were obtained and funds became available for investment in properties.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 15, 2003.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ LEO F. WELLS, III
Leo Wells, III President

We, the undersigned officers and directors of Wells Real Estate Investment Trust II, Inc., hereby severally constitute Leo F. Wells, III and Douglas P. Williams, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Wells Real Estate Investment Trust II, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ LEO F. WELLS, III Leo F. Wells, III	President and Director	July 15, 2003

/s/ DOUGLAS P. WILLIAMS Douglas P. Williams	Executive Vice President and Director (Principal Financial and Accounting Officer)	July 15, 2003